UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

RESOLUTE FOREST PRODUCTS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Resolute Forest Products Inc.

111 Robert-Bourassa Boulevard, Suite 5000

Montreal, Quebec

H3C 2M1 Canada

April 2, 2020

Dear Stockholder:

We cordially invite you to attend the annual meeting of stockholders of Resolute Forest Products Inc. to be held online through a virtual web conference at https://web.lumiagm.com/172118479 on Tuesday, May 12, 2020, at 9:00 a.m. (Eastern). The annual meeting is being held entirely online due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to allow us to continue to proceed with the meeting while mitigating health and safety risks to participants. You will be able to attend and participate in the annual meeting online at https://web.lumiagm.com/172118479, where you will be able to listen to the meeting live, submit questions and vote your shares.

The Notice of Internet Availability of proxy materials provides you with information on how to access the proxy materials and obtain the details of the business to be conducted at the meeting.

In addition to the formal items of business to be brought before the meeting, we will report on our business and respond to stockholder questions.

Whether or not you plan to attend online, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy or voting instruction card by Internet or, if you have requested to receive a paper copy of the proxy materials, by completing, signing, dating and returning your proxy form in the enclosed envelope. You will find the proxy card or voting instruction card by accessing the Internet websites mentioned on the Notice of Internet Availability and by following the instructions thereon.

Resolute’s annual report for 2019 is available by Internet or by mail in accordance with the instructions found on the Notice of Internet Availability, and we urge you to read it carefully.

We look forward to your attendance at the annual meeting.

Sincerely,

Yves Laflamme

President and chief executive officer

Bradley P. Martin

Chair of the board

Resolute Forest Products Inc.

111 Robert-Bourassa Boulevard, Suite 5000

Montreal, Quebec

H3C 2M1 Canada

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2020

April 2, 2020

Dear Stockholder:

The 2020 annual meeting of stockholders of Resolute Forest Products Inc. will be held online through a virtual web conference at https://web.lumiagm.com/172118479 on Tuesday, May 12, 2020, at 9:00 a.m. (Eastern), for the purpose of voting on the following matters:

1.	the election of directors for the ensuing year;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2020 fiscal year;

3.	an advisory vote to approve executive compensation, or the “say-on-pay” vote;

4.	the adoption of the First Amendment to the Resolute Forest Products 2019 Equity Incentive Plan; and

5.	such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The record date for the determination of the stockholders entitled to vote at our annual meeting, and any adjournment or postponement thereof, is the close of business on March 16, 2020.

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on May 12, 2020:

The proxy statement and our 2019 annual report are available at

http://www.astproxyportal.com/AST/RFP_EN.

The annual meeting is being held entirely online due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to allow us to continue to proceed with the meeting while mitigating health and safety risks to participants. You will be able to attend and participate in the annual meeting online at https://web.lumiagm.com/172118479, where you will be able to listen to the meeting live, submit questions and vote your shares.

By order of the board of directors,

Jacques P. Vachon

Corporate secretary

April 2, 2020 Montreal, Quebec, Canada

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by Resolute Forest Products Inc. on behalf of our board of directors for the 2020 annual meeting of stockholders. The annual meeting will be held online through a virtual web conference at https://web.lumiagm.com/172118479 on Tuesday, May 12, 2020, at 9:00 a.m. (Eastern). Proxy materials for the annual meeting are being made available on or about April 2, 2020.

When we use the terms “Resolute,” “the Company,” “we,” “us” and “our,” we mean Resolute Forest Products Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING

What is the Notice of Internet Availability and why did I not receive a full set of proxy materials?

Notice and Access Rules adopted by the Securities and Exchange Commission, or the “SEC”, allow companies to choose the method for delivering proxy materials to stockholders. We have elected this year to use the Notice and Access Rules and therefore to mail a notice regarding the availability of proxy materials on the Internet (the “Notice of Internet Availability”) instead of sending a full set of proxy materials in the mail to our stockholders. This Notice of Internet Availability will be mailed to our stockholders approximately on April 2, 2020, and our proxy materials will be posted on both our corporate website (www.resolutefp.com/Investors/Financial_Reports), the website referenced in the Notice of Internet Availability as well as on http://www.astproxyportal.com/AST/RFP_EN on the same day. Utilizing this method of delivery expedites receipt of proxy materials by our stockholders and lowers the cost of the annual meeting. If you are a stockholder and would like to receive a paper or email copy of the proxy materials, you should follow the instructions in the Notice of Internet Availability for requesting copies.

Who is entitled to vote at the annual meeting?

Owners of Resolute’s common stock at the close of business on March 16, 2020, the record date for the annual meeting, are entitled to receive the Notice of Internet Availability and to vote their shares at the meeting. On that date, there were 87,355,677 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each matter to be voted on at the annual meeting.

What is the difference between holding shares as a stockholder of record and through an intermediary?

You are a stockholder of record if you own shares of common stock that are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC. If you are a stockholder of record, the transfer agent is sending the Notice of Internet Availability to you directly. As a stockholder of record, you may vote at the annual meeting by attending the annual meeting online and following the instructions posted at https://web.lumiagm.com/172118479, or you may vote by proxy.

If you hold shares of common stock indirectly through a broker, bank or similar institution (which we refer to as an “intermediary institution”), you are a “street name” holder and the Notice of Internet Availability is being sent to you by the intermediary institution through which you hold your shares. If you provide specific voting instructions by mail, telephone or the Internet, your intermediary institution will vote your shares as you have directed. You are also invited to attend the annual meeting online at https://web.lumiagm.com/172118479. However, since you are not a stockholder of record, you may not vote your shares at the annual meeting by attending the meeting online unless you request and obtain a legal proxy from your intermediary institution. If you obtain a legal proxy from your intermediary institution, you must contact our transfer agent at help@astfinancial.com to secure a proxy card with the 11-digit control number in order to vote.

What do I need to do to attend the annual meeting?

The annual meeting is being held entirely online due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to allow us to continue to proceed with the meeting while mitigating health and safety risks to participants. Stockholders of record as of March 16, 2020 will be able to attend and participate in the annual meeting online by accessing https://web.lumiagm.com/172118479. To join the annual meeting, you will need to have your 11-digit control number, which is included on your Notice of Internet Availability and proxy card.

Even if you do plan to attend the annual meeting online, we recommend that you also vote by proxy as described herein as early as possible so that your vote will be counted if you decide not to attend the annual meeting.

An audio recording of the annual meeting will be available on our annual meeting website at www.resolutefp.com/Investors after the meeting.

Access to the Audio Webcast. The live audio webcast of the annual meeting will begin promptly at 9:00 a.m. (Eastern) on May 12, 2020. Online access to the audio webcast will be available approximately 30 minutes prior to the start of the annual meeting to allow time for you to log in and test the system.

To attend the online annual meeting, you will need to log in at https://web.lumiagm.com/172118479. You will need your unique 11-digit control number, which appears on your Notice of Internet Availability. In the event that you do not have a control number, please contact your intermediary institution as soon as possible, so that you can be provided with a control number and gain access to the meeting.

Please monitor our annual meeting website at www.resolutefp.com/Investors for any further updates regarding our online annual meeting.

Submitting Questions. We will hold a live question and answer session in connection with the annual meeting. Stockholders may submit questions via our virtual shareholder meeting website at https://web.lumiagm.com/172118479. We intend to answer properly submitted questions that are pertinent to the Company and the meeting matters, as time permits. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

Technical Assistance. If you experience technical difficulties joining the annual meeting or during the meeting please call (877) 283-0324 (toll free for Canada and the U.S.) or (718) 921-8300 for assistance.

What methods can I use to vote?

If you are a registered holder, you may vote:

•

By mail. If you would like to receive a paper copy of the proxy card, you should follow the instructions on the Notice of Internet Availability for requesting copies. Complete, sign and date the printed proxy card and return it in the pre-paid envelope enclosed that will be accompanying the proxy card.

•

By Internet. You can vote through the Internet at www.voteproxy.com. The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly. Voting will be open 24 hours a day, 7 days a week, but proxies submitted using these methods must be received by 11:59 p.m. (Eastern) on May 11, 2020.

•	By Attending the Meeting Online. You may vote online at the annual meeting by attending the annual meeting online and following the instructions posted at https://web.lumiagm.com/172118479.

If you are a street name holder, you may vote:

•

By mail. If you would like to receive a paper copy of the voting instruction form, you should follow the instructions on the Notice of Internet Availability for requesting copies. Complete, sign and date the voting instruction form and return it in the pre-paid envelope enclosed that will be accompanying the voting instruction form.

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By Internet. You can vote through the Internet at the website address indicated in your intermediary institution’s voting instructions on the Notice of Internet Availability. The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

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By Attending the Meeting Online. If your shares are held by an intermediary institution, you are considered the beneficial owner of the shares. If you are a beneficial owner, you are invited to attend the annual meeting online. Since a beneficial owner is not a stockholder of record, you may not vote your shares online at the annual meeting unless you obtain a legal proxy from the intermediary institution that holds your shares that gives you the right to vote at the annual meeting. If you obtain a legal proxy from your intermediary institution, you must contact our transfer agent at help@astfinancial.com to secure a proxy card with the 11-digit control number in order to vote.

What is a broker non-vote?

If you are a street name holder, you must instruct your intermediary institution how to vote your shares. If you do not, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote, which is referred to as a “broker non-vote”, in accordance with the rules of the New York Stock Exchange, or “NYSE.” Under those rules, your intermediary institution has discretionary voting authority to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if it does not receive voting instructions from you. But the election of directors, the advisory say-on-pay vote and the adoption of the First Amendment to the Resolute Forest Products 2019 Equity Incentive Plan are non-discretionary items, and they may not be voted upon by your broker without specific voting instructions from you. Accordingly, your shares would not be voted on these matters.

Is there a list of stockholders entitled to vote at the annual meeting?

A list of stockholders of record entitled to vote at the meeting will be available for inspection for the ten days before the meeting for any purpose germane to the meeting during ordinary business hours at Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montreal, Quebec, H3C 2M1, Canada from May 1, 2020, through May 11, 2020. During the annual meeting, the list of stockholders of record entitled to vote at the meeting will be available for inspection at https://web.lumiagm.com/172118479.

What is the quorum for the annual meeting?

The presence of the holders of shares of common stock representing at least one-third of the voting power of all common stock issued and outstanding and entitled to vote at the meeting, participating online at https://web.lumiagm.com/172118479 or by proxy, is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are considered present for purposes of determining a quorum.

How will my shares be voted at the annual meeting?

At the meeting, the persons named in the proxy card or, if applicable, their substitute(s) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted:

•	FOR the election of each director nominee;

•	FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

•	FOR the advisory resolution approving executive compensation; and

•	FOR the approval of the First Amendment to the Resolute Forest Products 2019 Equity Incentive Plan.

Can I revoke my proxy?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the Company’s corporate secretary;

•	delivering a valid, later-dated proxy, or later-dated vote on the Internet, before the annual meeting; or

•	attending the annual meeting online and voting by following the instructions at https://web.lumiagm.com/172118479.

If you are a street name holder, you can submit new voting instructions by contacting your intermediary institution. All shares for which proxies have been properly submitted and not revoked will be voted at the annual meeting.

What are the voting requirements for the approval of each matter presented at the annual meeting?

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Election of directors. Since the number of nominees for director is the same as the number of positions on the board to be filled, election of directors at this annual meeting is deemed “non-contested.” As a result, under our by-laws as amended in December 2014, directors are elected by a majority vote. An incumbent director nominee who does not receive a majority of the votes cast in a non-contested election shall tender his or her resignation to the board. Under our by-laws, abstentions and broker non-votes will not be considered “cast” in the election of directors, and, as a result, will not affect the outcome of the director election.

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Ratification of PricewaterhouseCoopers LLP. The ratification of the appointment of an independent registered public accounting firm is not required under our by-laws, but we are asking as a matter of good governance. A majority of the votes present and entitled to vote at the meeting must vote to approve the ratification of PricewaterhouseCoopers LLP as our independent registered accounting firm for the 2020 fiscal year for the ratification to pass. Abstentions will have the same effect as a vote against this proposal.

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Advisory vote on executive compensation. Under our by-laws, in order for it to pass, a majority of the votes present and entitled to vote at the meeting must vote to adopt, on an advisory basis, the resolution approving compensation of our named executive officers. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be considered “entitled to vote” on this matter and, as a result, will not affect the outcome of the vote.

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Vote on the adoption of the First Amendment to the Resolute Forest Products 2019 Equity Incentive Plan. Under our by-laws, in order for it to pass, a majority of the votes present and entitled to vote at the meeting must vote to adopt the First Amendment to the Resolute Forest Products 2019 Equity Incentive Plan. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be considered “entitled to vote” on this matter and, as a result, will not affect the outcome of the vote.

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of stockholder proxies. Individual stockholder votes are kept confidential, unless disclosure is necessary to meet applicable legal requirements to assert or defend claims for or against the Company or made during a contested proxy solicitation, tender offer or other change of control situation.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies for the annual meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication. Our directors, officers and employees will receive no additional compensation for any such solicitation. We will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners.

What information is available via the Internet?

These documents can be found at http://www.astproxyportal.com/AST/RFP_EN:

•	notice of annual meeting;

•	proxy statement; and

•	2019 annual report.

Your proxy card or voting information form can also be found at the internet address mentioned on the Notice of Internet Availability.

Can I obtain printed materials of the proxy materials?

Yes, follow the instructions on the Notice of Internet Availability to receive printed proxy materials in time enough to vote your shares.

What should I do if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you will receive separate proxy materials for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one set of proxy materials. Please follow the instructions on each of the Notices of Internet Availability that you receive in order to vote all of your shares. If you would like to consolidate multiple accounts at our transfer agent, please contact American Stock Transfer & Trust Company, LLC at (877) 283-0324 (toll free for Canada and the U.S.) or (718) 921-8300.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding,” pursuant to which stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one set of proxy materials, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate Notices of Internet Availability. Householding would not in any way affect dividend check mailings, if any. If you participate in householding and wish to receive a separate copy of proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our transfer agent. If you are a street name holder, you can request information about householding from your intermediary institution.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles

The board has adopted a formal set of corporate governance principles and practices, which we refer to as the “corporate governance principles.” The purpose of the corporate governance principles, which are available on our website (www.resolutefp.com/about_us/corporate_governance), is to provide a structure within which directors can effectively pursue the Company’s objectives for the benefit of stockholders and supervise the management of the Company. The corporate governance principles are guidelines intended to serve as a flexible framework within which the board may conduct its business, and not as a set of legally binding obligations.

The corporate governance principles outline the board’s responsibilities and the interplay among the board and its committees in furthering the Company’s overall objectives. The corporate governance principles note the board’s role in advising management on significant issues facing the Company and in reviewing and approving significant actions. In addition, the corporate governance principles highlight the principal roles of certain committees of the board, including:

•

the board’s selection and evaluation of senior executive officers, including the president and chief executive officer, with assistance from the human resources and compensation/nominating and governance committee, and succession planning;

•

the administration of executive and director compensation by the human resources and compensation/nominating and governance committee, with final approval of chief executive officer and director compensation by the board;

•	the selection and oversight of our independent registered public accounting firm and oversight of public financial reporting by the audit committee; and

•

the evaluation of candidates for board membership and the oversight of the structure and practices of the board, the committees and corporate governance matters in general by the human resources and compensation/nominating and governance committee, including annual assessment (collectively and on an individual basis) of board and committee effectiveness.

Our corporate governance principles also include, among other things:

•	general qualifications for board membership, including independence requirements (with, among other things, the categorical standards for board determinations of independence);

•	director responsibilities, including board and stockholder meeting attendance and advance review of meeting materials;

•	provisions for director access to management and independent advisors, and for director orientation and continuing education; and

•

an outline of management’s responsibilities, including production of financial reports and disclosures, implementation and monitoring of internal controls and disclosure controls and procedures, development, presentation and implementation of strategic plans and setting a strong ethical “tone at the top.”

Director Independence

The Company’s corporate governance principles also include standards concerning the independence of board members. Those standards are designed to comply with those established by the SEC and the NYSE. They include the following:

•

Each member of the board, except for the president and chief executive officer and, at the discretion of the board, up to two additional directors, must be independent. The definition of independence is based on the NYSE’s corporate governance standards, which also require a majority of directors to be independent, and rules established by the SEC.

•	Each member of the audit committee and the human resources and compensation/nominating and governance committee must be independent.

•

The independent directors must meet in executive session at least annually without any non-independent director or executive officer. The independent directors will also meet in executive session at the end of any board meeting at the request of any independent director. The lead director presides at these meetings.

On the basis of information solicited from each director, and upon the advice and recommendation of our human resources and compensation/nominating and governance committee, the board has determined that at the date of this proxy statement six out of the Company’s eight incumbent directors are independent, as defined in the NYSE’s corporate governance standards and our by-laws, namely: Randall C. Benson, Suzanne Blanchet, Jennifer C. Dolan, Richard D. Falconer, Alain Rhéaume, and Michael S. Rousseau. Jeffrey A. Hearn, who resigned as director as of August 21, 2019 was also independent, as defined in the NYSE’s corporate governance standards and our by-laws.

The board has also determined that each member of the audit committee and the human resources and compensation/nominating and governance committee satisfies the requirements for independence, including the additional independence standards under NYSE rules for audit committee members and compensation committee members. As part of these determinations, which included considering the relationships described below under Related Party Transactions, as applicable, business relationships among our directors, and the categories of relationships below, the board determined that none of the independent directors has a direct or indirect material relationship with the Company other than as a director, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our corporate governance principles reflect the board’s determination that the following categories of relationships alone are not material and will not impair a director’s independence:

•

ownership of less than 5% of the equity of, or being a director of, another company that does business with the Company where the annual sales to, or purchases from, the Company are less than 5% of the annual revenues of either company;

•

ownership of less than 5% of the equity of, or being an executive officer or director of, an unaffiliated company that is indebted to the Company (or to which the Company is indebted), where the total amount of either company’s indebtedness to the other is less than 5% of the total consolidated assets of either company; and

•

serving as an officer, director or trustee of a charitable organization, where the Company’s charitable contributions to the organization are less than 2% of that organization’s total annual charitable receipts, or $20,000 per year, whichever is less.

The human resources and compensation/nominating and governance committee, in consultation with the audit committee when appropriate, is responsible for reviewing and overseeing related party transactions and conflicts of interest situations involving the Company, its directors, executive officers, the chief accounting officer, and related parties.

Code of Conduct

We have adopted a written code of business conduct that applies to all hourly and salaried employees, including our president and chief executive officer, chief financial officer and chief accounting officer, and to Company directors. The code of business conduct establishes the fundamental ethical values and standards the Company expects in the work and business activities of its employees, officers and directors.

Among other things, the code of business conduct requires that each employee and officer disclose any actual, potential or apparent conflict of interest in the manner set out in the code.

The Company’s corporate governance principles describe the policy concerning the disclosure, review and approval of conflicts of interest or related party transactions with respect to directors. The corporate governance principles, together with the code of business conduct, provide guidance to directors in handling unforeseen situations as they arise, and they provide that each director:

•	must avoid every conflict of interest with the Company and must recuse himself or herself from any board decision where a conflict of interest may exist;

•	owes a duty to the Company to advance its legitimate interests when the opportunity to do so arises;

•	must maintain confidentiality of information entrusted to him or her;

•	must comply, and oversee the compliance by employees, officers and other directors, with applicable laws, rules and regulations;

•	must deal fairly, and must oversee fair dealing by employees and officers, with the Company’s customers, suppliers, competitors and employees;

•	should promote ethical behavior; and

•	must protect the Company’s assets and ensure their efficient use.

The code of business conduct is available on our website (www.resolutefp.com/about_us/corporate_governance). The Company will post on its website any waiver or amendment to the code of business conduct.

Board Leadership Structure; Communication with Independent Directors

The Company’s business is managed under the direction of the board, with the board delegating the management of the Company to the president and chief executive officer, working with other executive officers, in a manner consistent with the Company’s objectives and in accordance with its by-laws. This delegation of authority is not intended to minimize the board’s supervisory duties, as more fully set forth in our corporate governance principles.

As board chair, Mr. Martin presides over board meetings. Because he is not considered an independent director, pursuant to our by-laws, a majority of the independent board members selected Mr. Rhéaume, an independent director, to serve as the board’s lead director. His responsibilities as such include, among other things, chairing any meeting of the independent directors in executive session.

As indicated in the Company’s corporate governance principles, it is the Company’s current intent that the chair not also concurrently hold the position of chief executive officer and, accordingly, the positions are separated. This allows the chief executive officer to focus on managing the Company, and the chair, together with the lead director, to lead the board in providing advice to, and independent oversight of, management. We believe that this structure recognizes the time and effort that our chief executive officer is called to devote to his position, and facilitates the independent functioning of the board, thus enhancing the fulfillment of its oversight responsibilities, and setting the tone for the board in fostering ethical and responsible decision-making and sound corporate governance practices.

Stockholders and other interested persons that would like to communicate with the independent directors may send an e-mail to independentdirectors@resolutefp.com or send a written communication to: Resolute Forest Products Inc. Independent Directors, c/o Resolute Forest Products Corporate Secretary, 111 Robert-Bourassa Boulevard, Suite 5000, Montreal, Quebec, H3C 2M1, Canada. The Company’s corporate secretary will forward those communications to the intended recipients and will retain copies for the Company’s records.

Regardless of the method of communication, no message will be screened or edited before it is delivered to the intended recipient(s), who will determine whether to relay the message to other members of the board.

Board’s Role in Risk Oversight

Management is responsible for assessing and managing risk, subject to oversight by our board. The board executes its oversight responsibility for risk assessment and risk management directly through its committees, as follows:

•

Audit committee. The audit committee periodically reviews management’s plans to manage the Company’s exposure to financial risk, and reports or makes recommendations on significant issues to the board. To the extent deemed appropriate in fulfilling its responsibilities, the audit committee also discusses and considers the Company’s policies with respect to general risk assessment and risk management, major information technology and cybersecurity risk exposures, and reviews contingent liabilities and risks that could be material to the Company, including major legislative and regulatory developments that could materially impact the Company’s contingent liabilities.

•

Environmental, health and safety committee. The environmental, health and safety committee reviews the Company’s outstanding and potential liabilities related to environmental, health and safety matters. It also reviews with management all significant environmental incidents or occupational accidents within the

Company and any event of material non-compliance. The committee monitors the Company’s relationships with external environmental, health and safety regulatory authorities, which are critical to our business operations.

•

Finance committee. The finance committee reviews at least annually a report prepared by management on the financial health, from an actuarial perspective, of the benefit plans of the Company’s subsidiaries, and related funding obligations. At least annually, the finance committee reviews the adequacy of management’s plans and processes to manage the Company and its subsidiaries’ exposure to financial risks and the Company and its subsidiaries’ insurance principles and coverage, including those associated with the use of derivatives, currency and interest rates swaps and other risk management techniques. The finance committee also reviews, as needed, the actual and projected financial situation and capital needs of the Company, including as a result of the Company’s business plan and strategy, cash plan, short-term investment policy, balance sheet, dividend policy, issuance or repurchase of Company stock and capital structure (e.g., the respective level of debt and equity, the sources of financing and equity, the Company’s financial ratios and credit rating policy).

•

Human resources and compensation/nominating and governance committee. The human resources and compensation/nominating and governance committee assists the board in discharging its responsibilities with respect to human resources strategy, policies and programs and matters relating to the use of human resources and also assists the board in fulfilling its responsibilities to ensure that the Company is governed in a manner consistent with its by-laws and in the best interests of its stockholders. The human resources and compensation/nominating and governance committee also considers the impact of the Company’s executive compensation program and the incentives created by the compensation awards on the Company’s risk profile, and reviews all of the Company’s compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The board believes that these roles are important in managing the Company’s reputational risk.

The board does not view risk in isolation. Risks are considered in virtually every business decision, including those related to the Company’s strategic plan and capital structure.

Director Qualifications and Nomination Process

We believe that each director should possess high personal and professional ethics, integrity and values, an inquiring and independent mind as well as practical wisdom, vision and mature judgment. He or she should also have substantial training and experience at the policy-making level in business, government, or education and/or expertise that is useful to the Company and complementary to the background and experience of other board members, so that an optimum balance of expertise among members on the board can be achieved and maintained. In light of other business and personal commitments, he or she should also be willing and able to devote the required amount of time to diligently fulfill the duties and responsibilities of board membership, and be committed to serve on the board over a period of years to develop knowledge about the Company’s operations.

With respect to the human resources and compensation/nominating and governance committee’s evaluation of nominee candidates, including those recommended by stockholders, the committee has no formal requirement or minimum standard for the evaluation of nominees. Rather, the committee considers each candidate on his or her own merits. But in evaluating candidates, some of the specific areas of expertise and experience that we believe to be important in light of our business are listed below; ideally, these areas should be represented by at least one board member:

•	professional services, such as lawyers, investment bankers and university professors;

•	politics/government relations;

•	management/operating experience, such as a chief executive officer, chief operating officer or senior manager; and

•	financial/accounting experience, such as a chief financial officer, certified financial analyst or professional accountant or analyst.

The applicable aspects of each director’s experience, qualifications and skills that the board considered in their nomination in light of the foregoing are included in their individual biographies below. It is also desirable that each member of the board has recent experience as a member of the board of at least one other company, preferably a public company. When evaluating the performance of the board and its members, the human resources and compensation/nominating and governance committee also considers tenure and board renewal aspects.

While the board does not have a formal written diversity policy, the board and the human resources and compensation/nominating and governance committee advocate diversity in the broadest sense. Diversity is important because we believe a variety of points of view contribute to a more effective decision-making process. Although not specified in the charter, the human resources and compensation/nominating and governance committee actively seeks out a broad pool of candidates for board positions from diverse ethnic, race, gender and cultural background. Currently there are two women on the board and with the proposed candidates all being elected at the annual meeting, the board will have a 28% representation of women.

Stockholders who wish to submit director candidates for consideration by our human resources and compensation/nominating and governance committee at the 2021 annual meeting may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by our by-laws, to the corporate secretary, Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montreal, Quebec, H3C 2M1, Canada no earlier than February 11, 2021, and no later than March 13, 2021.

Meetings and Committees

The board met eight times in 2019. No incumbent director attended fewer than 75% of the aggregate number of regular and special meetings of the board and of the committees on which the director sits.

We expect each director to attend all regular board meetings, all meetings of the committee(s) on which the director sits and all annual and special meetings of stockholders. All directors standing for reelection attended last year’s annual meeting of stockholders.

The board has adopted a written charter for each of its four standing committees: the audit committee, the human resources and compensation/nominating and governance committee, the environmental health and safety committee and the finance committee. Each committee’s charter is available on our website at www.resolutefp.com/about_us/corporate_governance.

Audit Committee

The members of the audit committee are: Jennifer C. Dolan, Suzanne, Blanchet (as of May 24, 2019), Richard D. Falconer, Alain Rhéaume and Michael S. Rousseau (chair). The board has determined that each member of the audit committee is “independent” in accordance with the NYSE’s corporate governance standards, our by-laws and rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” The board has determined that each member qualified as an “audit committee financial expert” in accordance with SEC rules.

The audit committee oversees our financial reporting, internal controls and audit function process on behalf of the board. Its purposes and responsibilities include:

•	Monitoring the integrity of our financial reporting process, systems of internal control and financial statements.

•	Monitoring the independence and qualifications of our independent registered public accounting firm.

•	Overseeing the audit of the Company’s financial statements.

•	Monitoring the performance of our internal audit function and independent registered public accounting firm.

•	Monitoring our compliance with legal and regulatory requirements that could have an impact on the Company’s financial statements.

•	Fostering open communications among the board, management, the independent registered public accounting firm and internal auditors.

•	Reviewing management’s plans to manage the Company’s exposure to financial risk and report or make recommendations on significant issues to the board.

•	Overseeing other matters mandated by applicable rules and regulations as well as listing standards of the NYSE.

The audit committee met eight times in 2019.

Environmental, Health and Safety Committee

The members of the environmental, health and safety committee are: Suzanne Blanchet (became a member as of May 24, 2019 and chair as of August 22, 2019), Randall C. Benson, Jennifer C. Dolan and Bradley P. Martin. Jeffrey A. Hearn was also a member and chair of the environmental, health and safety committee until his resignation as of August 21, 2019. The environmental, health and safety committee monitors the policies, management systems and performance of the Company’s environmental and occupational health and safety matters on behalf of the board.

The primary responsibilities of the environmental, health and safety committee include:

•	Reviewing the adequacy of the environmental, health and safety programs and performance of the Company.

•	Reviewing annually the Company’s environmental, health and safety (i) vision and policies and (ii) strategies and objectives.

•	Reviewing outstanding and potential liabilities for environmental, health and safety matters.

•	Reviewing with management all significant environmental incidents or occupational accidents within the Company and any event of material non-compliance.

•	Monitoring the Company’s relationships with external environmental, health and safety regulatory authorities and with other stakeholders.

The environmental, health and safety committee met four times in 2019.

Finance Committee

The members of the finance committee are: Randall C. Benson (chair as of May 24, 2019), Suzanne Blanchet (as of May 24, 2019), Richard D. Falconer (chair until May 24, 2019), Bradley P. Martin, Alain Rhéaume and Michael S. Rousseau. The primary responsibilities of the finance committee include:

•

Reviewing as needed the adequacy of management’s plans to manage the Company’s exposure to financial risk and insurance principles and coverage, including those associated with the use of derivatives, currency and interest rate swaps and other risk management techniques.

•	Reviewing as needed the actual and projected financial situation and capital needs of the Company.

•	Reviewing at least annually the Company’s tax situation and tax strategy.

•	Reviewing as needed the Company’s investor profile and related investor relations and stockholder services of the Company.

•	Reviewing potential merger, acquisition, divestiture, joint venture and other similar transactions and capital expenditure projects to be submitted to the board.

•

Reviewing at least once a year a report prepared by management on the financial health, from an actuarial perspective, of the benefit plans of the Company’s subsidiaries, and related funding obligations.

The finance committee met five times in 2019.

Human Resources and Compensation/Nominating and Governance Committee

The members of the human resources and compensation/nominating and governance committee are: Randall C. Benson, Jennifer C. Dolan, Richard D. Falconer, Michael S. Rousseau and Alain Rhéaume (chair). The human resources and compensation/nominating and governance committee’s primary responsibilities include:

•	Human resources and compensation

•	Reviewing from time to time and approving the structure of the Company’s executive compensation to ensure the structure is appropriate to achieve the Company’s objectives.

•	Evaluating annually the chief executive officer’s performance and compensation, and participating in such evaluation as it relates to other executive officers of the Company.

•	At least annually, working with the chair of the board and the chief executive officer to plan for chief executive officer succession and reviewing the succession planning with the board.

•	Recommending to the board the appropriate structure and amount of compensation for non-employee directors.

•	Periodically evaluating the Company’s executive incentive plans and approving proposed amendments to executive benefit plans.

•	Reviewing and approving employment, severance and change in control agreements.

•

Considering the impact of the Company’s executive compensation program and the incentives created by compensation awards on the Company’s risk profile, and reviewing all of the Company’s compensation policies and procedures.

•	Recommending to the board nominees to serve as officers of the Company.

•	Corporate governance

•	Overseeing and monitoring compliance with the Company’s code of business conduct.

•

Reviewing and overseeing related party transactions and conflicts of interest situations involving the Company, its directors, executive officers, the chief accounting officer, and related persons, in consultation with the audit committee as appropriate.

•	Developing and recommending the Company’s corporate governance principles to the board.

•	Making recommendations to the board regarding stockholder proposals and any other matters relating to corporate governance.

•	Board of directors and board committees

•	Annually evaluating the size and composition of the board.

•	Making recommendations to the board regarding any resignation tendered by a director that fails to receive a majority of the votes cast in an uncontested election.

•	Identifying and recommending qualified director candidates to the board and submitting a slate of nominees for election by stockholders at the annual meeting.

•	Considering director candidates proposed by stockholders in accordance with the Company’s by-laws.

•	Ensuring a process by which the board can assess its performance.

•	Assessing the performance of each board committee annually, including a review of board committee charters.

The human resources and compensation/nominating and governance committee met five times in 2019.

DIRECTOR COMPENSATION

Director Compensation for 2019

Name	Fees Earned or Paid in Cash(1)(2)		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation	Total
Randall C. Benson	$82,500	(8)	$—	$—	$75,000	(9)	$6,455	$—	$163,955
Suzanne Blanchet(5)	78,750	(8)	—	—	75,000	(9)	—	—	153,750
Jennifer C. Dolan	75,000		—	—	75,000	(10)	—	—	150,000
Richard D. Falconer	82,500	(8)	—	—	75,000	(9)	3,100	—	160,600
Jeffrey A. Hearn(6)	67,500	(8)	—	—	75,000	(10)	—	—	142,500
Yves Laflamme(7)	—		—	—	—		—	—	—
Bradley P. Martin	225,000	(8)	—	—	75,000	(9)	17,258	—	317,258
Alain Rhéaume	110,000	(8)	—	—	75,000	(9)	—	—	185,000
Michael S. Rousseau	100,000	(8)	—	—	75,000	(9)	—	—	175,000

1.

Retainer fees of all directors were payable in cash, except those of Messrs. Benson, Falconer and Martin, who elected to defer all of their cash fees (or, in the case of Mr. Falconer, half of his cash fees) under the Resolute Forest Products Outside Director Deferred Compensation Plan or “director deferred compensation plan.”

2.	The director fees are paid quarterly.

3.

These amounts represent cash-settled awards granted to each outside director. On February 12, 2019, each outside director was granted an award with a fair value of $75,000 each and covering 9,352 stock units, subject to the Resolute Forest Products Equity Incentive Plan or “equity incentive plan.” The Company determined the number of units by dividing the award value by the volume weighted average of the highest and lowest prices per share at which the Company’s common stock was traded on the NYSE on each of the five business days immediately before the February 12, 2019 grant date, or $8.02.

Canadian directors received the award in the form of deferred stock units, or “DSUs,” and U.S. directors received the award in the form of restricted stock units, or “RSUs” (collectively, “2019 cash-settled awards”). The 2019 cash-settled awards vested in 25% tranches on the last day of each calendar quarter of 2019. The 2019 cash-settled awards for all directors active as of December 31, 2019 were fully vested. The value of each director’s 2019 cash-settled award based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on the last trading day of the year, December 31, 2019, or $4.20, is shown below under “Cash Component.”

4.

These amounts represent “premium stock units” credited to the accounts of Messrs. Benson, Falconer and Martin under the director deferred compensation plan as a result of the deferral of their 2019 fees under this plan. The amount of the premium stock units is based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on the last trading day of the year, December 31, 2019, or $4.20.

5.	Ms. Blanchet was appointed to the board on January 31, 2019.

6.	Mr. Hearn resigned from the board effective August 21, 2019 due to retirement and his RSUs continued to vest through December 31, 2019.

7.

As permitted under SEC rules, all of Mr. Laflamme’s compensation from the Company for 2019 is set forth in the Summary Compensation Table because he was a named executive officer in 2019. Mr. Laflamme did not receive any additional compensation for his service on the board.

8.

Mr. Martin serves as chair of the board. However, because Mr. Martin is not an independent director under SEC standards, the board appointed Mr. Rhéaume as lead director and approved an additional retainer for his service in this capacity. The “Fees Earned or Paid in Cash” column reflects the additional fees Messrs. Martin and Rhéaume received in 2019 for these roles and additional fees Mr. Rhéaume receives as committee chair. The fees for Ms. Blanchet and Messrs. Benson, Falconer, Hearn and Rousseau reflect the additional fees for their roles as committee chairs.

9.	The 2019 cash-settled awards to Ms. Blanchet and Messrs. Benson, Falconer, Martin, Rhéaume and Rousseau were in the form of cash-settled DSUs.

10.	The 2019 cash-settled awards to Ms. Dolan and Mr. Hearn were in the form of cash-settled RSUs.

Cash Component

Compensation payable to the non-employee directors is based on an annual retainer fee, payable in cash in equal quarterly installments. The annual retainer fee has remained unchanged since 2011 at $75,000. In recognition of their added accountabilities, the board chair, lead director and committee chairs receive additional annual fees, payable in cash in equal quarterly installments. The additional annual fees also remained unchanged since 2011 at $150,000 for the board chair, $25,000 for the audit committee chair and $15,000 for the other committee chairs. The lead director receives an additional annual fee of $20,000. The Company reimburses all directors for reasonable expenses incurred in connection with attending board and committee meetings.

Resolute Forest Products Outside Director Deferred Compensation Plan

Non-employee directors have an opportunity to defer all or a portion of their cash fees under the director deferred compensation plan. Fees deferred pursuant to the director deferred compensation plan are credited as DSUs for Canadian directors and as RSUs for U.S. directors. The number of deferred compensation DSUs and RSUs is determined by dividing 110% of the amount of fees deferred by the volume weighted average of the highest and lowest prices per share at which the Company’s common stock was traded on the NYSE on each of the five business days immediately before the date the fees would otherwise be paid, resulting in a 10% incentive (referred to in the director deferred compensation plan as the “premium stock units”).

The following table describes how DSUs and RSUs are vested and paid under the director deferred compensation plan:

Key Provisions	DSUs under Director Deferred Compensation Plan	RSUs under Director Deferred Compensation Plan
Vesting

•  Non-premium DSUs and RSUs are always 100% vested

•  Premium DSUs and RSUs vest one-third on March 31 of the first three calendar years following the year in which they are credited, but with automatic 100% vesting upon termination of board service for any reason other than cause

Form of Payment	Lump sum payment in cash	Installment payments in cash

Timing of Payment

•  All non-premium DSUs and vested premium DSUs are paid as soon as administratively feasible after a termination of board service, unless director is subject to Section 409A of the U.S. Internal Revenue Code, the “Code”

•  If the director is subject to Code Section 409A, all non-premium DSUs and vested premium DSUs are paid by December 15 of the calendar year following the calendar year of his or her termination of board service, unless the director provides advance written notice specifying an earlier settlement date

•  Generally, one-third of all non-premium RSUs and all vested premium RSUs are paid as soon as administratively feasible after each premium RSU vesting date

•  All non-premium RSUs and vested premium RSUs are paid as soon as administratively feasible after termination of board service for any reason other than cause before scheduled payment dates

Equity Award Component

In addition to the cash fee component of the directors’ compensation, to ensure the directors’ interests are aligned with those of the stockholders, we grant an annual equity-based award to each director. The 2019 equity award settles in cash. The human resources and compensation/nominating and governance committee (“compensation committee”) adheres to a policy that sets the grant date for the annual awards (whether granted as a stock-settled award or cash-settled award) as the eighth trading date after the release of fourth quarter earnings. For the 2019 cash-settled award, the grant date was February 12, 2019.

The 2019 annual cash-settled award and its terms are highlighted in the Director Compensation table above and the accompanying footnotes. In addition to the terms noted above, the following table describes how the 2019 cash-settled award is vested and settled:

Key Provisions	DSU Awards	RSU Awards

Vesting upon Termination of Service

•  Upon failure to be re-elected or mandatory retirement, pro rata vesting of DSUs or RSUs based on months of service in 2019 unless the board determines otherwise

•  Upon death or disability, accelerated vesting of the tranche of DSUs or RSUs scheduled to vest at the end of the calendar quarter of the director’s termination date

•  Upon termination for cause, forfeiture of all vested and unvested DSUs or RSUs

•  Upon any other termination (including resignation), forfeiture of all unvested DSUs or RSUs

Form of Settlement	Lump sum payment in cash	Installment payments in cash

Timing of Settlement	• Vested DSUs will be settled upon termination of board service	• Generally, vested RSUs will be settled in one-third increments on March 31 of 2020, 2021 and 2022 • Accelerated settlement upon termination of service for any reason other than cause

Cash Amount

•  Amount payable in cash based on the volume weighted average of the highest and lowest prices per share at which the Company’s common stock was traded on the NYSE on each of the five business days immediately before the settlement date

The following table shows the annual awards (DSUs for Canadian directors and RSUs for U.S. directors) granted to the directors since their appointment on the board and the market value of each award at December 31, 2019. Each award had an initial grant value of $75,000. All awards are vested. At December 31, 2019, each active director continues to hold all shares settled for awards granted in prior years. The number of units reflect the number awarded at grant amounts below plus dividend equivalents that were issued.

Name(1)	Grant Date	Number of Stock Units and Dividend Equivalents(2)	Market Value at 12/31/19(3)
Messrs. Falconer, Hearn, Rhéaume and Rousseau at 12/31/19	04/08/11	3,188	$13,390
	02/27/12	5,749	$24,146
	02/18/13	6,419	$26,960
	02/11/14	4,553	$19,123
	02/16/15	4,788	$20,110
	02/15/16	21,199	$89,036
	02/13/17	19,171	$80,518
	02/12/18	11,292	$47,426
	02/12/19	9,352	$39,278
Ms. Blanchet at 12/31/19	02/12/19	9,352	$39,278
Mr. Martin at 12/31/19	08/06/12	3,869	$16,250
	02/18/13	6,419	$26,960
	02/11/14	4,553	$19,123
	02/16/15	4,788	$20,110
	02/15/16	21,199	$89,036
	02/13/17	19,171	$80,518
	02/12/18	11,292	$47,426
	02/12/19	9,352	$39,278
Ms. Dolan at 12/31/19	08/07/13	2,835	$11,907
	02/11/14	3,872	$16,262
	02/16/15	4,072	$17,102
	02/15/16	19,085	$80,157
	02/13/17	18,215	$76,503
	02/12/18	11,292	$47,426
	02/12/19	9,352	$39,278
Mr. Benson at 12/31/19	08/14/17	9,564	$40,169
	02/12/18	11,292	$47,426
	02/12/19	9,352	$39,278

1.	Mr. Laflamme’s equity awards are set forth in the Summary Compensation Table as permitted under SEC rules.

2.

Vested awards for the Canadian directors will be settled either in shares of common stock or cash upon termination from board service pursuant to the award agreements. Shares under the vested awards for the U.S. directors are being settled either in shares of common stock or cash pursuant to the award agreements, which provide for one-third of each award to be settled each year, beginning with the year after the award is vested.

3.	The fair market value shown is based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on December 31, 2019, or $4.20.

In addition, on January 9, 2011 and upon the Company’s emergence from creditor protection proceedings, Messrs. Falconer, Hearn, Rhéaume and Rousseau received a one-time option grant. The option award covered

9,302 shares with a $23.05 exercise price. The option award is fully exercisable with a January 9, 2021 expiration date. Option awards are not a part of the directors’ annual compensation program.

Stock Ownership Guidelines

We have established stock ownership guidelines for directors to ensure that they are also stockholders, thereby aligning their interests with those of other Company stockholders. Under the guidelines, each director must own shares or share equivalents of Company stock equal to three times the annual cash retainer fee ($225,000 in total as of December 31, 2019). For purposes of the guidelines, all shares directly owned and deferred stock units (whether DSUs or RSUs and whether vested or unvested) are included in the calculation. Unexercised stock options are not included in the calculation. Until the stock ownership requirement is met, the guidelines require directors to hold all shares received upon settlement of stock units (excluding shares sold to pay taxes associated with settled shares) and a number of shares equal to 50% of any gain realized upon option exercise. In 2017, the compensation committee updated the guidelines to require a director who does not meet the guidelines to purchase shares or share equivalents with the net proceeds of any cash-settled awards. To determine whether a director has met the stock ownership requirement, the shares held by each director are calculated on the basis of the higher of the (i) price at time of settlement and (ii) fair market value of the common stock at the time of measurement, while share equivalents are calculated on the basis of the higher of the (i) price at time of grant and (ii) fair market value of the common stock at the time of measurement.

As of December 31, 2019, all members of the board of directors, except Ms. Blanchet, own sufficient shares to meet the stock ownership requirement, based on the December 31, 2019 per-share closing price of $4.20. Ms. Blanchet continues to hold her shares pursuant to the guidelines, but did not meet the stock ownership requirement as of December 31, 2019 given her shorter tenure on the board.

RELATED PARTY TRANSACTIONS

The Company’s corporate governance principles provide the framework under which we consider “related party transactions,” which are generally relationships and transactions involving more than $120,000 in any fiscal year in which the Company is a participant and in which any director, executive officer, holder of more than 5% of our outstanding common stock or any of their immediate family members has a direct or indirect material interest. The human resources and compensation/nominating and governance committee, in consultation with the audit committee when appropriate, is responsible for implementing and overseeing policies and procedures for related party transactions and conflict of interest situations, and also reviews all related party transactions or potential conflict of interest situations involving the Company, its directors, executive officers, the chief accounting officer and related persons. The board may also create special independent committees from time to time to review certain transactions, including related party transactions. The corporate governance principles provide that directors may not enter into a transaction with the Company without first disclosing the transaction and obtaining advance approval by the board and the human resources and compensation/nominating and governance committee, and the director must recuse himself or herself from board consideration and decision on any such transaction.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Executive Summary

This Compensation Discussion and Analysis, or “CD&A,” summarizes our executive compensation philosophy and programs, the decisions made under those programs and any changes made to reflect our business objectives. While the executive compensation program is generally applicable to the president and chief executive officer and the senior management, this CD&A focuses on the compensation of our “named executive officers” for 2019:

•	Yves Laflamme, president and chief executive officer

•	Remi Lalonde, senior vice president and chief financial officer

•	Patrice Minguez, president, tissue group

•	Richard Tremblay, senior vice president, pulp and paper operations

•	Jacques Vachon, senior vice president, corporate affairs and chief legal officer

Mr. Minguez joined the Company in August 2017 in the position of president, tissue group. At the time of hire, Mr. Minguez negotiated with the Company to receive base salary and no other compensatory benefits except broad-based retirement and benefits plans, as disclosed in his offer letter filed with the Company’s Quarterly Report on Form 10-Q for the quarter that ended June 30, 2017. Mr. Minguez became eligible to receive equity awards under the Company’s long-term equity incentive plan (“LTIP”) in 2018.

Overview of Compensation Program

Our executive compensation program is designed to meet the following objectives:

•

Attract and retain team members with superior management ability, insight and judgment who will pursue the repositioning of the Company for long-term growth, with a focus on operational excellence and the creation of a sustainable and diversified portfolio of products;

•

Motivate and reward the named executive officers for their contributions to the Company’s growth and profitability on a short- and long-term basis by linking a significant portion of the compensation package to the achievement of specific financial measures and other Company goals and objectives;

•

Encourage superior individual performance by recognizing individual performance in the short-term incentive plan and rewarding, through limited discretionary cash awards, demonstrated effectiveness and remarkable initiatives, namely behaviors that enhance overall corporate performance; and

•	Ensure a strong alignment between named executive officers and all stockholder interests.

To further these objectives, the following chart shows the primary compensation elements, which are further detailed under “Elements of Our Executive Compensation Program.”

In developing the executive compensation program, the compensation committee incorporates best practices, including the following:

•	Pay-for-performance philosophy

•	Use of an independent compensation consultant

•	Rigorous leadership assessments

•	Regular comparator group reviews for compensation benchmarking purposes

•	Target compensation in line with median level for comparator group

•	Formula to cap annual incentive compensation paid to the named executive officers and other senior vice-presidents

•	LTIP design with multiple, long-term and both absolute and relative measures, including total shareholder return
•	Stock ownership guidelines

•	A significant portion of the named executive officers’ direct compensation at risk

•	Double-trigger change in control provision for named executive officers

•	Recoupment policy in place

•	Annual say-on-pay vote by shareholders regarding executive compensation

•	Anti-hedging and anti-pledging policy in place

Executive Compensation Process

Role of the Compensation Committee

The compensation committee independently assesses the performance goals and objectives of the president and chief executive officer and makes recommendations to the board as to the amounts and individual elements of his total compensation. The independent directors of the board ultimately approve the final compensation package for the president and chief executive officer. For the other named executive officers, the compensation committee evaluates and approves all elements of total compensation. The compensation committee exercises discretion as needed for a given executive’s compensation.

Since 2014, the Company implemented and uses an integrated leadership system designed to increase organizational capabilities. The leadership system is designed to:

•	Optimize the organization’s structure;

•	Clarify each employee’s role and accountabilities;

•	Provide a robust approach to evaluating employees’ demonstrated effectiveness and long-term potential;

•	Improve leadership practices to enhance each employee’s opportunity to drive success individually and, ultimately, for the Company;

•	Better link compensation to individual performance; and

•	Improve the succession-planning process.

By focusing on providing the right tools for individual success, the Company strives to provide its employees with the means to reach their full potential and, therefore, enhance shareholder value, product quality for our clients, and the health and safety of our employees.

As part of this system, each year, the named executive officers reporting to the president and chief executive officer are appraised on three elements: mastery of their basic roles, remarkable initiatives and behaviors that can have an adverse effect on their own effectiveness or that of the team. The appraisal reviews also identify areas for improvement. These reviews influence the adjustments made to the compensation amounts of these named executive officers.

Role of the Independent Compensation Consultant

Consistent with its authority under its charter, the compensation committee selects and retains its own independent advisors to provide guidance on the competitiveness and appropriateness of the compensation programs for the named executive officers. For 2019, the compensation committee retained Hugessen Consulting to provide this advice. In 2019, Hugessen Consulting’s aggregate fees were $25,880 (converted from Canadian dollars to U.S. dollars based on the average exchange rate for 2019, or $0.7537).

As more fully described below, Hugessen Consulting assists the compensation committee in benchmarking certain elements of the executive compensation program against the Company’s comparator groups (described below) and advises on the risk elements of the program. Hugessen also provides management advice on these matters, as directed by the chair of the compensation committee. While internal and external information and advice have been used in the ongoing assessment of the executive compensation programs, the compensation committee and the independent members of the board retained the full responsibility for all decisions related to the Company’s compensation programs and plans as well as their implementation.

Role of Management

The compensation committee and the president and chief executive officer meet to discuss his performance against the objectives established for him in the beginning of the year. The compensation committee reviews his performance and shares its evaluation with the president and chief executive officer.

The president and chief executive officer provides the compensation committee with his feedback on the performance of the other named executive officers. While the compensation committee considers the president and chief executive officer feedback and any recommendations, the compensation committee makes the final determinations of the compensation decisions for the named executive officers.

Timing of Compensation Decisions

The compensation committee evaluates total direct compensation (comprising of base salary and short-term and long-term incentives) against the median level of the Company’s comparator groups. It makes its compensation decisions on various elements at different times in the year:

January 2019	•	Recommended for approval and the independent members of the board of directors approved, the 2018 short-term incentive plan (“STIP”) payout, and the terms of the 2019 STIP

February 2019	•	Reviewed the main elements of the executive compensation program, including perquisites, to assess any changes to the program
	•	Reviewed named executive officers’ compliance with stock ownership guidelines

March 2019	•	Recommended for approval and the independent members of the board of directors approved, the Resolute Forest Products 2019 Equity Incentive Plan

May 2019	•	Recommended for approval and the independent members of the board of directors approved base salary adjustments for certain of the named executive officers

October 2019	•	Recommended for approval and the independent members of the board approved the annual equity grant for named executive officers
	•	Reviewed the assessment, made by the president and chief executive officer, of the performance of the other named executive officers and provided for an off cycle base salary adjustment for Mr. Lalonde

December 2019	•	Assessed Mr. Laflamme’s performance for 2019
	•	Evaluated the compensation risk assessment

January 2020	•	Recommended for approval and the independent members of the board of directors approved the 2019 STIP payout and the terms of the 2020 STIP

2019 Say-on-Pay Vote

Stockholders approved our executive compensation with 91% of the votes cast in favor of the non-binding resolution approving executive compensation, or the “say-on-pay” vote, at the 2019 annual meeting of stockholders.

Setting Compensation Levels — Benchmarking Data

Our executive compensation structure adheres to a pay-for-performance framework with a mix of cash and non-cash elements. There is no formal policy for allocating a certain percentage of pay between cash and non-cash or short-term or long-term pay. The compensation committee favors a mix that is more weighted to variable pay through a STIP and a LTIP, which puts a significant portion of compensation at risk. The following shows the intended mix for the three main elements of pay.

President and Chief Executive Officer	President, Tissue Group	All Other Named Executives

The weighted mix, as shown above, is based on the following assumptions: (i) base salary in effect at December 31, 2019; (ii) a 2019 STIP target payout of 100% of base salary; (iii) the value of the annual equity grants (described below) based on 125% of base salary (225% for the president and chief executive officer); and (iv) assuming a fixed exchange rate between the Canadian and U.S. dollars throughout the year.

The compensation committee annually assesses the competitiveness of aggregate total direct compensation (base salary, target short-term incentive and long-term incentives) and each element individually for the named executive officers. To make this assessment, the compensation committee uses market data based on two comparator groups: an industry comparator group and a blended comparator group.

Industry Comparator Group		Blended Comparator Group
12 industry peers (3 Canadian companies and 9 U.S. companies)[1]:		48 companies representing a blend of 15 Canadian companies and 33 U.S. companies,[2] based on Willis Towers Watson’s databank, selected based on the forest and paper products industry and revenues in certain commodity and other industrial industries
Bemis Company Inc. Canfor Pulp Products, Inc. Cascades Inc. Clearwater Paper Corporation Domtar Corporation Graphic Packaging Holding Company	KapStone Paper and Packaging Corporation Louisiana-Pacific Corporation Packaging Corporation of America P. H. Glatfelter Company Sonoco Products Company Western Forest Products Inc.

1.

The compensation committee reassessed the industry comparator group in 2018 and added two companies, P. H. Glatfelter Company and Western Forest Products Inc. In reassessing the industry comparator group, the group was initially developed by focusing on publicly traded companies with headquarters, operations and sales in Canada and the U.S. that are in the paper packaging, paper or forest products industry. To further narrow the industry comparator group, the company identified the companies with revenue and a total enterprise value between 1/3 to three times that of the Company’s revenue and total enterprise value. Finally, the group was refined to its final 12 companies based on peer size with a focus on paper products and packaging companies that have a majority of U.S.-based sales and substantial sales of coated papers, wood products and pulp products. While revenue size is a primary criteria for narrowing the industry comparator group and Western Forest Products Inc. is outside of the revenue criteria, its focus on specialty paper and as lumber producer located in Canada made it an appropriate industry peer.

2.

In the blended comparator group, only one company appeared in both the Canadian and U.S. company groups. The 25 U.S. companies and 15 Canadian companies in the blended comparator group also included nine of the industry comparator group companies.

The compensation committee updates the information regularly, with the last update in 2018. In consultation with Hugessen, because the compensation committee reassessed the comparator groups and market data in 2018, the compensation committee used the 2018 market data, adjusted by 2.8% when making its compensation assessments in 2019.

While total direct compensation for each named executive officer was compared against both comparator groups each time a comparable position existed in both groups, the compensation committee assessed compensation adjustments against a given comparator group for each named executive officer. In addition, when benchmarking to either comparator group, the comparison was made based on position, on a currency neutral basis, and against the median for the respective comparator group.

The following chart shows the resulting comparisons against the respective comparator group, using salary levels in effect after the June 2019 base salary adjustments described further below under Base Salary.

Level	Comparator Group	Base Salary	Short-Term Incentive (at Target Payout)	Target Total Cash	Equity Award Value	Total Direct Compensation
President and chief executive officer	Industry[1]	Below Median	Below Median	Below Median	Below Median	Below Median

Senior vice president and chief financial officer	Blended[2]	Below Median	Above Median	Below Median	Below Median	Below Median

President, tissue group	Industry[1]	In Line Median	Below Median	Below Median	In Line Median	Below Median

Senior vice president, pulp and paper operations	Industry[1]	Below Median	Above Median	Above Median	Below Median	Above Median

Senior vice president, corporate affairs and chief legal officer	Blended[2]	Below Median	Above Median	In Line Median	Below Median	Below Median

1.

The industry comparator group was appropriate for these positions because the positions require specific knowledge of the forest products industry to implement the Company’s strategic plans. The position for the president and chief executive officer was matched with the chief executive officer at the comparator companies. The positions for president, tissue group and senior vice president, pulp and paper operations were matched with the business unit group head among the comparator companies.

2.	The blended comparator group was appropriate for these positions because each of these positions perform corporate functions and have a skill set that is transferable across industries.

Elements of Our Executive Compensation Program

The following highlights the elements of the Company’s executive compensation program and the basis for the elements:

Base salary

We provide named executive officers with a level of assured cash compensation in the form of base salary. The compensation committee considers future adjustments in base salary as a result of changes in accountabilities and performance, including progression in mastery of the defined roles, or if other circumstances warrant a change in base salary. When considering base salary adjustments, the compensation committee takes into account the demonstrated effectiveness appraisal rating of the named executive officers reporting to the president and chief executive officer.

When assessing the adjustments, the compensation committee also considers the base salary ranges for the comparator groups to assess each officer’s proximity to the median for the comparator groups. Following the compensation committee’s review of the benchmarking data and the performance assessment for all named executive officers, the compensation committee recommended, and the independent members of the board approved, effective June 1, 2019, base salary adjustments for the named executive officers as follows: a 2.5% base salary increase for Messrs. Laflamme and Vachon, a 2% base salary increase for Mr. Minguez and a 15% base salary increase for Mr. Lalonde. In October 2019, Mr. Lalonde received an additional 5% off-cycle base salary adjustment. When Mr. Lalonde was appointed senior vice president and chief financial officer in 2018, his base salary was established at a level considerably lower than the peer group benchmark. The off-cycle adjustment was intended to narrow the gap between Mr. Lalonde’s base salary and the benchmark.

The compensation committee established a currency policy in 2014 to address currency fluctuations that can impact parity among its named executive officers. Base salary is established assuming parity in Canadian and U.S. dollars, with a portion paid in Canadian dollars and a portion paid in U.S. dollars based on the geographic location of the Company’s pulp, paper and tissue production capacity as of the prior December 31. As a result, for 2019, 61.3% of an executive’s salary was paid in Canadian dollars and 38.7% in U.S. dollars. Except for Messrs. Laflamme and Minguez who are paid in U.S. dollars, the numbers shown in the Summary Compensation Table have been converted to U.S. dollars at exchange rates disclosed in the footnotes to the table. For 2020, the portion of base salary paid in Canadian dollars versus U.S. dollars will be 68.9% and 31.1%, respectively, based on the geographic mix of the Company’s pulp, paper and tissue production capacity as of December 31, 2019.

2019 STIP

The annual short-term incentive plan rewards the eligible named executive officers for the achievement of the following performance measures that reflect the Company’s business strategy and factors driving shareholder value:

•	Generating targeted income from operations;

•	Controlling selling, general and administration costs, or “SG&A costs;”

•	Improving safety performance; and

•	Improving environmental performance.

The 2019 STIP primarily focused on rewarding individuals for achieving our business objectives while balancing stockholder return.

To determine the full STIP payout, two amounts are determined – one amount is attributable to achievement of Company performance goals and a second amount is attributable to individual performance. The two amounts are added together for a final STIP payout amount.

To determine the amount attributable to achievement for the Company performance goals, the eligible named executive officer’s STIP compensation target is first multiplied by the actual percentage payout for the Company performance metrics. This amount is further multiplied by 85%.

To determine the amount, if any, attributable to individual performance, the eligible named executive officer’s STIP compensation target is multiplied by the actual percentage payout for the Company performance metrics and by a percentage up to 30% reflecting the executive’s individual payout factor. The individual payout factor is qualitative and is based on the executive’s achievement of goals, exceptional personal or team contribution or results, level of demonstrated effectiveness in the role and remarkable initiatives, subject to the individual performance STIP pool. For the eligible named executive officers and other senior vice presidents, the individual performance STIP pool is the sum of all eligible executives’ base salary, multiplied by the actual achievement of the Company performance metrics, further multiplied by 15%.

For 2019, the amount payable to the eligible named executive officers and the other senior vice presidents, as well to certain other eligible employees for the portion of their incentive attributable to the achievement of business objectives, is further limited to 5% of free cash flow. The limit applied even if performance levels were achieved. For this purpose, free cash flow is defined as net cash provided by operating activities, less asset maintenance capital expenditures, adjusted for special items.

Named executive officers remain eligible for prorated awards if they retire during the year or are terminated other than for cause after July 1, 2019. Named executive officers who voluntarily resign or are terminated for cause before payment is made will not be eligible. The Company may adjust financial and cost metrics, and may adjust any and all awards in its discretion. Awards are discretionary and subject to modification until they are made, including increases, decreases, cancellations, deferrals and other conditions, even if performance levels have been met. For the eligible named executive officers, payout levels were established as a percentage of base salary (as in effect on December 31, 2019). No officer or individual was guaranteed a minimum payout under the 2019 STIP. The 2019 STIP also provided authority to the compensation committee to adjust or cancel awards under the 2019 STIP at its discretion.

2019 STIP Payout Levels (Percentage of Base Salary at 12/31/19)

Threshold	Target	Maximum
42.5%	100%	172.5%

In establishing the payout percentages, the compensation committee used benchmarking data from its comparator groups. In general, the incentive target of 100% is above the median for our comparator groups, but, combined with the 5% of free cash flow limit on STIP payments described above plus lower base salary levels in its comparator groups, reflects the compensation committee’s adherence to conditioning a significant portion of pay on Company performance. The 42.5% threshold payout level assumes a percentage payout for the Company performance metrics of 50% multiplied by 85% attributable to achievement of business objectives and no amount attributable to individual performance. The 172.5% maximum payout level assumes a percentage payout for the Company performance metrics of 150% multiplied by 115%, 85% being attributable to achievement of business objectives and 30% being attributable to individual performance.

The table below sets forth the performance measures approved by the compensation committee for the 2019 STIP that apply to the eligible named executive officers, the associated weight given to each measure and the business objective to which it relates.

Performance Measure	Weighting	Business Objective/Core Value
Income from operations	55%	Maximizing profitability
SG&A cost control	20%	Maximizing profitability
Safety — Frequency Rate (15%) and Severity Rate (5%) of Incidents	20%	Continuous improvement of safety performance
Environmental Incidents	5%	Continuous improvement of environmental performance

The eligible named executive officers earned a 2019 award at 53% of their annual base salary based on weighted Company performance measures. As a result of the 5% of free cash flow limit on the STIP payout to certain eligible employees, the respective 2019 STIP payouts based on Company performance metrics were reduced as shown in the table below. The STIP amounts set forth in the Summary Compensation Table reflect the full value of each eligible named executive officer’s STIP award, including the amount attributed for individual performance.

Performance Measure	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Actual Payout Percentage by Performance Measure	Weight	Weighted Payout Percentage Before Overall Cap of Free Cash Flow(1)	Weighted Payout Percentage After Overall Cap of Free Cash Flow(1)
Income from operations	$348.5M	$435.6M	$522.7M	$77.5 M	0%	55%	0%	0%
SG&A cost control	$136.6M	$133.9M	$129.2M	$131.9M	120%	20%	24%	18%
Safety — Frequency Rate(2)	0.75	0.65	≤ .50	0.59	110%	15%	17%	12%
Safety — Severity Rate(3)	19	17	≤ 15	16	120%	5%	6%	4%
Environmental Incidents(4)	25	20	≤ 15	18	120%	5%	6%	4%

All measures						100%	53%	38%

1.	Expressed as a percentage of annual base salary.

2.

The frequency of safety incidents is the OSHA incident rate measured by the number of recordable incidents (lost time plus temporary assignments or restricted work plus medical treatments), multiplied by 200,000 and divided by the total number of hours worked.

3.

The severity of safety incidents is measured by the number of days lost due to lost time incidents and incidents resulting in temporary assignments or restricted work, multiplied by 200,000 and divided by the total number of hours worked.

4.

Environmental incidents are measured by the number of Class 1 & 2 environmental incidents. Class 1 environmental incidents are high severity incidents with risk of significant adverse environmental impact, contamination, liability, damage to the company’s reputation and/or legal action and fines. Class 2 environmental incidents are reportable incidents, non-administrative infractions, regulatory audit findings and conditions that have a moderate risk of potential adverse impact, contamination, liability or damage to the company’s reputation.

On January 28, 2020, the independent members of the board approved the 2020 STIP with the same performance measures for corporate performance as the 2019 STIP.

Individual Discretionary Awards

The independent members of the board of directors have historically focused on rewarding achievement of certain levels of performance based on corporate measures under the short-term incentive plan. With the implementation of an integrated leadership system, they have considered whether they should exercise their discretion in granting cash awards for individual performance on a limited basis. When granted, the awards are discretionary and intended to reward high effectiveness in an individual’s role and/or remarkable initiatives. Remarkable initiatives are measured based on three criteria: intensity, integration and innovation. At management’s recommendation, the committee did not approve any individual discretionary awards be granted to the named executive officers for 2019.

LTIP

The compensation committee grants equity awards as a long-term incentive and a significant portion of an executive’s total compensation package. With a significant portion of compensation tied to equity, the compensation committee believes that named executive officers can stay focused on maximizing stockholder value over the long term. Since 2014, the annual equity award consists of an equity mix of 50% in RSUs and 50% in performance share units (“PSU”s). This combination emphasizes (i) the retention element of the equity awards, (ii) the “at risk” nature of the equity awards, and (iii) the tie to company performance for the PSUs.

For the named executive officers, the compensation committee made an annual equity award grant at its October 2019 meeting. It has a policy to set the grant date for annual awards in advance without regard to anticipated earnings or other major announcements and as a precaution against potential claims that equity awards are made at a time when the Company and named executive officers are in possession of material non-public information. The compensation committee policy sets the grant date for the named executive officers’ annual awards as the eighth trading date after the release of third quarter earnings. This year’s annual equity award was approved by the independent members of the board with a November 11, 2019 grant date.

The size of the equity awards is based on a percentage of salary. While the compensation committee has discretion to adjust the size of the equity awards for an executive’s performance, the compensation committee chose not to exercise this discretion in respect of the 2019 annual equity award. The independent members of the board granted Mr. Laflamme an equity award with a value equal to 225% of his base salary and the other named executive officers equity awards with a value equal to 125% of their base salaries.

The equity awards for the named executive officers are stock-settled and are subject to certain individual stock limits under the LTIP as an anti-dilution measure. The number of RSUs and PSUs awarded under the 2019 annual equity grant for the named executive officers was determined by dividing 50% of the dollar value of the equity award by the volume weighted average of the highest and lowest prices per share at which our common stock was traded on the New York Stock Exchange on each of the five business days immediately before the November 11, 2019 grant date, or $3.88. However, using this formula, the number of RSUs and PSUs covered by Mr. Laflamme’s equity award would have exceeded the LTIP individual stock limits. As a result, Mr. Laflamme’s awards for 2019 were limited to 200,000 RSUs and 200,000 PSUs. To allow Mr. Laflamme to realize the full potential of his award value, the independent members of the board also granted Mr. Laflamme a cash-settled RSU award covering 134,954 RSUs.

The stock-settled RSU award will vest 25% on December 1 of each of the four calendar years after the year of grant for a 48 month vesting period. Mr. Laflamme’s cash-settled RSU will vest, ratably, on December 1 of each of the three calendar years after the year of grant for a 36 month vesting period. The three calendar year vesting period for cash-settled RSUs is intended to comply with Canadian tax law. For each vested cash-settled RSU at settlement, Mr. Laflamme will receive an amount in cash equal to an average market value. For this purpose, average market value is equal to the volume weighted average of the highest and lowest prices per share at which our common stock is traded on the New York Stock Exchange on each of the five business days immediately preceding each vesting date.

In contrast, the 2019 PSU award will vest on February 28, 2023 and will be earned and payable as follows. Payout of the 2019 PSU award is based on achievement of the following three metrics which have different weightings. Multiple metrics balances both market performance and financial performance. Each performance measure has a payout range of 0% to 200%.

Performance Measure	Weight	Business Objective
Strategic business objective	20%	Focuses on specific business priorities
Total shareholder return (“TSR”)	50%	Relative measure to peers; tracks shareholder experience
Return on strategic investments	30%	Direct link to financial priorities and efficient use of capital

For the strategic business objective, the compensation committee has established EBITDA targets for its tissue business to be achieved in 2021. The Company is not disclosing these EBITDA targets because they are internal forecasts and confidential information that we believe would cause us competitive harm if disclosed. We believe these targets are sufficiently high to encourage a high level of performance and deliver on the Company’s strategic plans. We also believe it will be difficult, although not unattainable, for the targets to be reached, and therefore, no more likely than unlikely that the targets will be reached.

TSR will be measured against a peer group and will payout depending on relative performance as follows:

TSR vs. Peers During the Performance Period	20 percentage points below median	10 percentage points below median	Median	10 percentage points above median	20 percentage points above median
Payout	0%	50%	100%	150%	200%

Relative TSR will be measured each calendar year in the performance period. The payout levels for each calendar year will be divided by three to determine final payout of the TSR measure. However, if the company’s TSR is negative over the performance period, payouts that otherwise would have been more than 100% of target will be capped at 100% of target.

The peer group for measuring relative TSR includes the following companies, which has and may be adjusted as the compensation committee, in its sole discretion, deems appropriate. The peer group was determined by focusing on Canadian and U.S. public companies in the same business segments with more than 50% of sales generated from pulp, lumber, paper and/or tissue to provide alignment with our segment mix and business exposure. The peer group was calibrated to limit overexposure to any one segment. This peer group is different from the peer group used for compensation benchmarking which focuses on peers in similar industries with revenues and total enterprise value within a reasonable range of those of the Company.

Canfor Corp	Mercer International Inc.
Clearwater Paper Corp	Rayonier Advanced Materials
Conifex Timber Inc.	Verso Corp — A
Domtar Corp	West Fraser Timber Co. LTD
Interfor Corp	Western Forest Products Inc.

Conifex Timber Inc. was removed from the peer group effective as of December 31, 2019 and replaced by Western Forest Products Inc. effective as of January 1, 2020 as a result of the announcement on December 24, 2019 of the contemplated acquisition by the Company of all of the equity and membership interests in certain U.S. subsidiaries of Conifex Timber Inc. The transaction was completed on February 1, 2020.

Orchids Paper Products Co. was included in the original peer group, but due to its acquisition by Cascades before the end of the first year in the three year performance beginning January 1, 2019, Orchids Paper Products Co. will not be considered as part of the peer group.

The final measure focuses on the return on investment for strategic projects approved on or after January 1, 2018. Total payout will be calculated using a weighted average. Capital projects included for this performance measure include all wood products projects with an appropriation of funds greater than $500,000, pulp and paper projects with an appropriation of funds greater than $1,000,000 and corporate projects with an appropriation of funds greater than $1,000,000 and an assigned internal rate of return. Tissue projects are excluded because the tissue business is the focus of a separate performance measure discussed above.

Original internal rate of return (“IRR”) vs. Actual IRR	< 80% of original IRR	90% of original IRR	100% of original IRR	110% of original IRR	> 120% of original IRR
Payout	0%	50%	100%	150%	200%

All of the equity awards contain customary provisions for accelerating vesting upon certain terminations and events, such as death and disability, all as further described in the narratives to the Summary Compensation Table. In all cases, the number of PSUs payable will be determined by actual performance results, subject to an individual maximum stock payout of 200,000 shares.

In addition, if a named executive officer retires, the equity awards — both RSUs and PSUs — may continue to vest. This feature is intended to attract and retain management with significant experience and encourage named executive officers to postpone retirement. As a result, if a named executive officer retires at least six months after the grant date, he will be permitted to continue vesting in the award. For this purpose, “retirement” means the named executive officer is at least age 58 with at least two years of service, and the sum of his age and years of service equals or exceeds 62.5. In addition, the named executive officer must not be entitled to receive a severance package.

Retirement Plans and DC Make-Up Program

For 2019, the named executive officers earned retirement benefits only under a tax-qualified retirement plan, subject to either Canadian or U.S. law. The tax-qualified retirement plans are offered to all eligible employees (not just named executive officers).

Since 2012, the Company has not offered any supplemental retirement plan that allows named executive officers to currently accumulate, on a tax-deferred basis, additional retirement income. However, Company contributions are limited in amount and type under the tax-qualified plans and the Company believes named executive officers should receive the benefit of the plans without regard to the limits. For simplified administration, since 2012, under the DC Make-Up Program, the Company pays named executive officers a cash payment equal to the Company contributions prescribed under the applicable tax-qualified plan formulas that exceed statutory limits. In addition, Canadian named executive officers receive a cash payment equal to the employer contribution they would have received on their annual incentive awards as if the broad-based plan had provided an employer contribution on these awards. The DC Make-Up Program does not allow named executive officers to accumulate earnings on a deferred basis. The named executive officers pay tax on the cash payment and no gross-up or other earnings are provided on these payments. When combined with the Company contributions received under the tax-qualified plans, Messrs. Laflamme and Vachon each received an aggregate 2019 defined contribution program benefit totaling 10% of their compensation. Messrs. Lalonde and Tremblay received an aggregate 2019 defined contribution program benefit totaling 9% and 9.5% of their compensation, respectively. Mr. Minguez is not eligible to participate in the DC Make-Up Program. He received contributions under the tax qualified plan representing 4.5% of his base salary.

Even though the Company does not offer any supplemental retirement benefits that accumulate on a tax-deferred basis currently to named executive officers, Messrs. Laflamme and Vachon previously earned supplemental defined benefits under Company plans that were terminated effective upon the Company’s 2010 emergence from creditor protection proceedings. The supplemental defined benefits were reinstated under new arrangements pursuant to the plans of reorganization for Messrs. Laflamme and Vachon, and other employees who waived and forfeited all claims they had or may have had in the creditor protection proceedings in respect of any terminated supplemental retirement plan. The reinstated benefits are provided solely to honor prior contractual obligations, but with all supplemental defined benefits frozen as of December 31, 2010 based on service and earnings up to that date. None of the other named executive officers have any reinstated supplemental retirement benefits.

Benefits provided through defined benefit plans are described more fully under “Pension Benefits”. The defined contribution plan benefits are described under “DC Make-Up Program”.

Severance and Change in Control Arrangements

We believe that the Company should provide reasonable severance benefits to its employees in the event of an involuntary termination without cause. With respect to the president and chief executive officer and the senior vice presidents, these severance benefits should reflect the fact that it may be difficult for them to find comparable employment within a short period of time. Severance benefits should help provide an opportunity for the Company and former employees to part ways in an efficient and effective manner.

In the event of a change in control, we believe that the interests of stockholders will be best served if the interests of the named executive officers are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of named executive officers to pursue potential change in control transactions that may be in the best interests of stockholders.

For each named executive officer except for Messrs. Laflamme and Minguez, severance protection is provided pursuant to the Company’s executive severance policy. Mr. Minguez is not eligible for severance pay. Mr. Laflamme’s employment and change in control agreements provide him with severance protection, the terms of which have been disclosed in required SEC filings. The severance pay and benefits offered under the executive severance policy and Mr. Laflamme’s employment and change in control agreements are described later under “Severance and Change in Control Arrangements.”

Perquisites

Perquisites are a small part of a named executive officers compensation. They are designed to give the executive officers flexibility in selecting the perquisites that are suitable to their needs for a given year, provide additional medical coverage and, if applicable, limit the executive’s tax liability to the liability in the executive’s home country. In short, the perquisites are:

•

A fixed annual allowance intended to cover expenses for fiscal and financial advice, and such other perquisites as chosen by the executive. If an executive is not covered by the Company’s Frequent Business Travelers Policy, then the annual allowance may also be used for tax preparation fees. A fixed allowance balances the market practice of providing a certain level of perquisites with controlling costs to ensure the perquisites are not excessive.

•	Comprehensive annual medical examination as well as a medical concierge service to allow for coordination of health needs in the event of medical issues, including while traveling abroad.

•

If any of the named executive officers are subject to taxation in both Canada and the U.S. as a result of their business travel, he is provided a payment under the Company’s Tax Equalization Policy generally equal to the difference between his respective home tax liability and actual taxes paid, as well as a gross-up on that difference.

The compensation committee has discretion to approve additional perquisites from time to time. The named executive officers are responsible for any tax consequences related to their use and receipt of the perquisites. Mr. Minguez is not eligible to receive any perquisites.

Other Compensation Policies

Stock Ownership Guidelines

The compensation committee adopted stock ownership guidelines for its senior management, including each of the named executive officers, and certain of its vice presidents. The ownership guideline is a multiple of the executive’s base salary. Under the guidelines, the president and chief executive officer must own shares or share equivalents of Company stock equal to 4.5 times base salary while the other named executive officers must own shares or share equivalents of Company stock equal to 2.5 times base salary. For purposes of the guidelines, all shares directly owned and unvested RSUs are included in the calculation. PSUs and unexercised stock options are not included in the calculation. Until the stock ownership requirement is met, named executive officers must hold all shares (excluding shares withheld for taxes) received upon settlement of RSUs and PSUs and a number of shares equal to 50% of any gain realized upon option exercise. In 2017, the compensation committee updated the guidelines to require an executive who does not meet the guidelines to purchase shares with the net proceeds of any cash-settled awards.

To determine whether a named executive officer has met the stock ownership requirement, each named executive officer’s base salary is converted to U.S. dollars using the exchange rate at the time of measurement. The shares or share equivalents held by the named executive officer are calculated on the basis of the higher of the (i) price at time of settlement and (ii) fair market value of the common stock at the time of measurement. For each unvested RSU, the higher of the (i) grant value and (ii) fair market value of the common stock at the time of measurement is used in the calculation. The compensation committee annually reviews the extent to which the named executive officers have met the stock ownership requirement. As of December 31, 2019, Messrs. Tremblay and Vachon held their shares in compliance with the guidelines and met the stock ownership requirement. Mr Laflamme held, and Mr. Lalonde held and purchased, shares pursuant to the guidelines, but did not meet the stock ownership requirement as of December 31, 2019 given their shorter tenure in their roles. Mr. Minguez held shares pursuant to the guidelines, but did not meet the stock ownership requirement as of December 31, 2019 given that he has only been eligible for the LTIP since 2018.

Recoupment Policy

The Company has maintained a recoupment policy since 2013, which applies to the named executive officers and all other current and former Section 16 officers of the Company. In general, excess incentive and/or equity compensation is subject to recoupment if the Company is required to restate its financial statements due to material noncompliance with a financial reporting requirement, whether or not as a result of misconduct by one or more officers covered by the policy. The Company’s recoupment policy applies a look back to recoup such compensation received during the three year period before the date on which the Company is required to prepare a restatement. The Company also has discretion to recoup incentive and/or equity compensation paid to an officer who engages in misconduct in the performance of his duties, regardless of whether the misconduct involves a restatement of its financial statements. The Company has the discretion to make all determinations under the policy.

Anti-Hedging and Anti-Pledging Policy

The Company has adopted a policy prohibiting directors, officers and employees holding a title or function of vice president and higher from engaging in hedging, pledging, short selling or monetization of the Company’s securities.

Deductibility of Compensation — Section 162(m) of the U.S. Internal Revenue Code

Following the elimination of the performance-based exception under Section 162(m) of the Code, the Company considers the deductibility rules of Section 162(m) of the Code to the extent applicable, with respect to compensation awards in effect before 2019 and grandfathered.

Compensation Committee Report

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by Resolute Forest Products Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The independent members of the compensation committee have reviewed and discussed the Compensation Discussion and Analysis above with management and, based on such review and discussion, the independent members of the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Alain Rhéaume (Chair)

Jennifer C. Dolan

Randall C. Benson

Richard D. Falconer

Michael S. Rousseau

Tabular Disclosure of Executive Compensation

The following table sets forth information concerning all compensation earned by the Company’s named executive officers for 2017, 2018 and 2019:

Summary Compensation Table

Name and Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compen- sation(5)	Total
Yves Laflamme	2019	$913,125	$—	$1,552,000	$—	$882,290	$198,791	$265,980	$3,812,186
President and chief executive officer	2018	857,989	—	2,236,826	—	1,242,147	—	411,149	4,748,111
	2017	387,643		493,888		266,510	17,689	70,396	1,236,126

Remi Lalonde	2019	325,881	—	450,236	—	146,482	—	62,630	985,229
Senior vice president and chief financial officer	2018	204,977	—	257,954	—	361,177	—	99,488	923,596

Patrice Minguez	2019	455,250	—	573,752	—	—	—	25,200	1,054,202
President, tissue group

Richard Tremblay	2019	378,363	—	474,826	—	136,092	—	116,809	1,106,090
Senior vice president,	2018	390,582	—	540,624	—	478,764	—	384,059	1,794,029
pulp and paper group	2017	385,796	—	490,201	—	264,524	—	77,355	1,217,876

Jacques Vachon	2019	350,621	—	444,710	—	137,794	204,368	102,228	1,239,721
Senior vice president,	2018	355,600	—	493,978	—	496,574	—	299,703	1,645,855
corporate affairs and chief legal officer	2017	348,146	—	443,565	—	239,355	216,011	62,717	1,309,794

1.

As described in the CD&A, in 2019 and except for Messrs. Laflamme and Minguez, each named executive officer’s base salary was paid 61.3% in Canadian dollars and 38.7% was paid in U.S. dollars pursuant to the currency policy. Amounts paid in Canadian dollars have been converted to U.S. dollars using the exchange rate on the applicable payroll date. Messrs. Laflamme and Minguez received their base salary in U.S. dollars.

2.

Amounts in these columns reflect the aggregate grant date fair value under FASB ASC Topic 718 of RSUs, and the target level of PSUs, respectively, awarded to the named executive officers under the 2019 annual equity award that are settled in stock. As described in the CD&A, Mr. Laflamme’s 2019 stock-settled equity award grant was limited by the individual stock limit of shares. As a result, the amount in this column reflects the grant date value of Mr. Laflamme’s stock-settled annual equity award grant of 200,000 RSUs and 200,000 PSUs.

The following shows the grant date values for RSU awards and target PSU awards as well as the grant date value for the 2019 PSU awards based on the maximum level of payout. For Mr. Laflamme, the table also shows his additional grant of 134,954 RSUs that will settle exclusively in cash, as described in the CD&A.

Name	2019 Annual RSU Award	2019 Annual RSU Award- Cash Settled	2019 Annual Target PSU Award	Total 2019 Equity Awards	2019 Annual Maximum (200% of Target PSU Award)
Yves Laflamme	$776,000	$523,622	$776,000	$2,075,622	$1,552,000
Remi Lalonde	225,118	—	225,118	450,236	450,236
Patrice Minguez	286,876	—	286,876	573,752	573,752
Richard Tremblay	237,413	—	237,413	474,826	474,826
Jacques Vachon	222,355	—	222,355	444,710	444,710

The 2019 annual equity awards granted to the named executive officers represents a percentage of the named executive officer’s base salary at the grant date: 225% for Mr. Laflamme and 125% for the other named executive officers. With the exception of Mr. Laflamme, the number of RSUs and PSUs awarded was determined by dividing 50% of the dollar value of the equity award by the volume weighted average of the highest and lowest prices per share at which our common stock was traded on the New York Stock Exchange on each of the five business days immediately before the November 11, 2019 grant date, or $3.88. Mr. Laflamme’s grant is described above. The number of RSUs and target PSUs granted are shown below under the “Grants of Plan-Based Awards.” Each 2019 PSU award is subject to a maximum stock payout of 200,000 shares to any one individual.

3.

Amounts shown for 2019 reflect annual cash incentive awards earned under the 2019 STIP. For all eligible named executive officers except Mr. Laflamme, amounts earned reflect a percentage of the named executive officer’s base salary as of December 31, 2019, paid 61.3% in Canadian dollars and 38.7% paid in U.S. dollars pursuant to the currency policy. The portion of bonus payable in Canadian dollars was converted to U.S. dollars using the average exchange rate for Canadian to U.S. dollars for 2019, or $0.7537. As described in the CD&A, Mr. Laflamme received his cash incentive award in U.S. dollars and Mr. Minguez was not eligible for a STIP award. Mr. Laflamme’s STIP award was in the amount of $358,668. The amount shown for Mr. Laflamme for 2019 also reflects the grant date value of his annual cash-settled RSU award covering 134,954 RSUs in the amount of $523,622.

4.

Using discount rate and life expectancy assumptions consistent with those used in the Company’s financial statements, the actuarial present value of benefits for Messrs. Laflamme and Vachon under applicable Canadian registered (i.e., tax-qualified) and Canadian supplemental pension plans established by Resolute FP Canada Inc. or Resolute, the “pension plans,” increased in the amount of $198,791 and $204,368, respectively. The values of Canadian pension plan benefits for both Messrs. Laflamme and Vachon were converted to U.S. dollars using the exchange rate prevailing as of December 31, 2019, the date of the balance sheet included in the Company’s annual report on Form 10-K for the year ended the same date, or $0.7698. The changes in the actuarial present value of the benefits for 2019 for Messrs. Laflamme and Vachon are attributable to the change in the discount rate for 2019, the interest growth under the pension plans and the continued employment beyond unreduced retirement age. All benefits under the pension plans were frozen on or before December 31, 2010. Additional discussion of pension benefits is provided after the “Pension Benefits for 2019” table below.

5.

Amounts include the following basic company contributions allocated on behalf of the named executive officers pursuant to the registered defined contribution plans and additional cash payments to the named executive officers under the DC Make-Up Program equal to (i) company contributions under the registered plan formulas in excess of statutory limits, and (ii) the employer contribution they would have received on their annual incentive awards as if the registered plan had provided an employer contribution on these awards:

Name	Basic Company Contribution	Additional Cash Payment
Yves Laflamme	$11,727	$205,574
Remi Lalonde	11,946	34,247
Patrice Minguez	12,600	—
Richard Tremblay	26,600	54,370
Jacques Vachon	11,754	73,641

As described in the CD&A, Mr. Minguez is not eligible for the DC Make-Up Program.

For all named executive officers other than Messrs. Tremblay and Minguez, the cash payments shown above and the perquisite allowances next described were established in Canadian dollars and have been converted to U.S. dollars using the exchange rate for Canadian to U.S. dollars as of December 31, 2019, or $0.7698. The cash payment and the perquisite allowance were paid in U.S. dollars to Mr. Tremblay. As described in the CD&A, Mr. Minguez is not eligible to receive perquisites.

Additional perquisites include (i) a perquisite amount of $38,490 for Mr. Laflamme, $12,000 for Mr. Tremblay and $9,238 for Messrs. Lalonde and Vachon covering personal transportation, fiscal/financial advice, etc., (ii) a comprehensive annual medical examination with a value up to $2,310 for Mr. Laflamme as well as his spouse and up to $1,155 for Messrs. Lalonde, Tremblay and Vachon and their spouses (if any), (iii) an annual medical referral with a value up to $770 for all named executive officers, other than Mr. Minguez, and their spouses and dependents (if any), (iv) a medical concierge service with a value of $1,155 for all named executive officers except Mr. Minguez, (v) coverage under the Company’s broad-based welfare benefit programs for salaried employees, (vi) parking for all named executive officers other than Mr. Minguez, and (vii) annual membership dues for one private club for Messrs. Laflamme, Lalonde and Vachon which memberships are used for business purposes only. Mr. Lalonde also received an allowance of $554 for his personal mobile phone.

Finally, for Mr. Tremblay, the amount in this column includes a $8,245 payment under the Company’s Tax Equalization Policy, as described in the CD&A, in respect of his total compensation, which was subject to taxation in the U.S. and Canada.

Grants of Plan-Based Awards

Name	Equity Award Grant Date	Date of Board Approval of Equity Award	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Yves Laflamme	11/11/2019	10/24/2019							334,954	1,299,622
	11/11/2019	10/24/2019					200,000	200,000		776,000
	n/a	n/a	392,063	922,500	1,591,313
	11/11/2019	10/24/2019							58,020	225,118

Remi Lalonde	11/11/2019	10/24/2019					58,020	116,040		225,118
	n/a	n/a	154,269	362,987	626,153

Patrice Minguez	11/11/2019	10/24/2019							73,937	286,876
	11/11/2019	10/24/2019					73,937	147,874		286,876
	n/a	n/a	—	—	—
Richard Tremblay	11/11/2019	10/24/2019							61,189	237,413
	11/11/2019	10/24/2019					61,189	122,378		237,413
	n/a	n/a	162,695	382,812	660,351

Jacques Vachon	11/11/2019	10/24/2019							57,308	222,355
	11/11/2019	10/24/2019					57,308	114,616		222,355
	n/a	n/a	152,375	358,529	618,463

1.

The amounts shown in these columns represent the “Threshold,” “Target” and “Maximum” payout potential under the 2019 STIP before application of the aggregate payout limit of 5% of free cash flow, which could reduce the payout on STIP awards despite achievement of the applicable performance measures. Amounts actually earned by the named executive officers under the 2019 STIP are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Except for Mr. Laflamme, the payout potential is based on the named executive officers’ base salaries as of December 31, 2019, payable 61.3% in Canadian dollars and 38.7% in U.S. dollars pursuant to the currency policy. The payout potential is based on the named executive officers’ base salaries as of December 31, 2019 (expressed in U.S. dollars based on the exchange rate for Canadian to U.S. dollars as of that date, or $0.7698). As described in the CD&A, Mr. Laflamme received his payout in U.S. dollars and Mr. Minguez was not eligible for the 2019 STIP.

2.

Amounts shown in these columns represent the potential number of shares of Company stock that could vest pursuant to the 2019 PSU award if the “Target” or “Maximum” performance levels established for the 2019 PSU equity award are met, as further described in the CD&A. There is no “Threshold” payout for the 2019 PSU.

3.

Amounts shown in this column show the number of RSUs awarded in 2019. For Mr. Laflamme, the amount in this column includes both his stock-settled and cash-settled 2019 RSU grant, as described in the CD&A.

4.	Amounts reflect grant date fair market value of RSUs.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following table provides additional detail to the quantitative information and footnotes set forth in the Summary Compensation Table and Grants of Plan-Based Awards table above.

Long-Term Incentive Compensation — Equity Awards

The following table describes key provisions of the RSUs and PSUs and the effect of a named executive officer’s termination before the applicable vesting dates:

Key Provisions	RSU Awards	PSU Awards

General Provisions

Vesting and Settlement

25% on December 1 of each of the four calendar years after the year of grant as long as the executive remains employed through the applicable vesting dates

Mr. Laflamme’s cash-settled RSU award will vest in one-third increments on December 1 of each of the three calendar years after the year of grant as long as he remains employed through the applicable vesting dates

100% on February 28, 2023 as long as the executive remains employed through that date

Dividend Equivalents	Additional RSUs and PSUs will be credited in additional share units on unvested RSUs and PSUs, respectively, representing a number that is equivalent to any dividends that the Company may declare on its stock

Payout Value

Each stock-settled RSU has a value equal to one share of stock

Each cash-settled RSU for Mr. Laflamme has a value equal to the volume weighted average of the highest and lowest prices per share at which our common stock is traded on the New York Stock Exchange on each of the five business days immediately preceding the vesting date

The number of shares of Company stock earned and vested will be based on the achievement of the performance measures for the three calendar year period that begins after the grant date (“performance period”), as described in the CD&A

Termination for Cause / Resignation Before Age 55

Vesting and Settlement	All unsettled RSUs will be canceled	All unsettled PSUs will be canceled

Retirement On or After May 11, 2020 (Six Month Anniversary of Grant Date)

Vesting	RSUs continue to vest on each vesting date through December 1, 2023	PSUs continue to vest through February 28, 2023 as if executive remained employed through that date

Settlement	RSUs are settled following each vesting date	PSUs are settled immediately following February 28, 2023 based on actual achievement of the performance measures for the performance period

Key Provisions	RSU Awards	PSU Awards

Retirement Before May 11, 2020 /Resignation On or After Age 55 /Involuntary Termination Without Cause

Vesting	Pro rata vesting of RSUs equal to (i) the total number of RSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date and the denominator of which is 48 (36 for Mr. Laflamme’s cash-settled RSU award), including the portion that has already vested	Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through the retirement date or last day worked and the denominator of which is 39

Settlement	RSUs are settled following the retirement or termination date	PSUs are settled on February 28, 2023 based on actual achievement of the performance measures for the performance period

Death

Vesting	Pro rata vesting of RSUs equal to (i) the number of RSUs vested plus any dividend equivalents as of the date of death plus (ii) the RSUs scheduled to vest on the next vesting date	During the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through December 31 of the year of death and the denominator of which is 39

On/After Grant Date and Before the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through December 31 of the first calendar year of the performance period and the denominator of which is 39

Settlement	RSUs are settled following the death	PSUs are settled following the death based on estimated actual performance as of December 31 of the calendar year that contains the participant’s date of death, as approved by the compensation committee.

Disability

Vesting	Pro rata vesting of RSUs equal to (i) the number of RSUs settled plus any dividend equivalents as of the date of disability plus (ii) the RSUs scheduled to vest on the next vesting date	During the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant

Key Provisions	RSU Awards	PSU Awards

date through December 31 of the year the participant becomes disabled plus any months after the participant returns to active employment through the end of the vesting period and the denominator of which is 39

On/After Grant Date and Before the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through December 31 of the first calendar year of the performance period plus any months after the participant returns to active employment after the first calendar year and the denominator of which is 39

Settlement	The additional tranche of the RSUs are settled as of the next scheduled vesting date after the participant’s disability	PSUs are settled on February 28, 2023 based on actual achievement of the performance measures for the performance period

Equity Awards

Outstanding Equity Awards at Fiscal Year-End 2019

			Option Awards				Stock Awards
	Grant Date(1)		Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units That Have Not Vested(2)
Name			Exercisable	Unexercisable
Yves Laflamme	01/09/2011	(3)	24,092		$23.05	01/09/2021	—		$—
	11/03/2011	(3)	6,354	—	16.45	11/03/2021	—		—
	11/08/2012	(3)	21,228	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	22,898	—	15.66	11/06/2023	—		—
	11/14/2016		—	—	—	—	17,593	(4)	73,891
	11/14/2016		—	—	—	—	70,372	(5)	295,562
	11/13/2017		—	—	—	—	16,823	(6)	70,657
	11/13/2017		—	—	—	—	33,647	(7)	141,317
	11/12/2018		—	—	—	—	66,985	(8)	281,337
	11/12/2018		—	—	—	—	89,313	(9)	375,115
	11/11/2019		—	—	—	—	200,000	(10)	840,000
	11/11/2019		—	—	—	—	200,000	(11)	840,000

Remi Lalonde	11/03/2011	(3)	4,067	—	16.45	11/03/2021	—		—
	11/08/2012	(3)	6,328	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	4,883	—	15.66	11/06/2023	—		—
	11/14/2016		—	—	—	—	5,249	(4)	22,046
	11/14/2016		—	—	—	—	20,997	(5)	88,187
	11/28/2018		—	—	—	—	9,176	(8)	38,539
	11/28/2018		—	—	—	—	12,236	(9)	51,391
	11/11/2019		—	—	—	—	58,020	(10)	243,684
	11/11/2019		—	—	—	—	58,020	(11)	243,684

Patrice Minguez	11/12/2018		—	—	—	—	18,607	(8)	78,149
	11/12/2018		—	—	—	—	24,809	(9)	104,198
	11/11/2019		—	—	—	—	73,937	(10)	310,535
	11/11/2019		—	—	—	—	73,937	(11)	310,535

Richard Tremblay	11/03/2011	(3)	11,483	—	16.45	11/03/2021	—		—
	11/08/2012	(3)	17,937	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	13,435	—	15.66	11/06/2023	—		—
	11/14/2016		—	—	—	—	17,547	(4)	73,697
	11/14/2016		—	—	—	—	70,191	(5)	294,802
	11/13/2017		—	—	—	—	16,698	(6)	70,132
	11/13/2017		—	—	—	—	33,395	(7)	140,259
	11/12/2018		—	—	—	—	16,189	(8)	67,994
	11/12/2018		—	—	—	—	21,586	(9)	90,661
	11/11/2019		—	—	—	—	61,189	(10)	256,994
	11/11/2019		—	—	—	—	61,189	(11)	256,994

Jacques Vachon	01/09/2011	(3)	25,203	—	23.05	01/09/2021	—		—
	11/03/2011	(3)	21,606	—	16.45	11/03/2021	—		—
	11/08/2012	(3)	37,064	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	26,652	—	15.66	11/06/2023	—		—
	11/14/2016		—	—	—	—	15,800	(4)	66,360
	11/14/2016		—	—	—	—	63,202	(5)	265,448
	11/13/2017		—	—	—	—	15,108	(6)	63,454
	11/13/2017		—	—	—	—	30,218	(7)	126,916
	11/12/2018		—	—	—	—	14,792	(8)	62,126
	11/12/2018		—	—	—	—	19,724	(9)	82,841
	11/11/2019		—	—	—	—	57,308	(10)	240,694
	11/11/2019		—	—	—	—	57,308	(11)	240,694

1.

The equity awards made to the named executive officers that were outstanding as of December 31, 2019 were the stock options granted in 2011 through 2013, the RSUs granted in 2016 through 2019, and PSUs granted in 2016 through 2019 under the equity incentive plan. In 2014, the compensation committee ceased granting stock options and began granting PSUs instead.

2.	The fair market value shown is based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on December 31, 2019, or $4.20.

3.	These awards are fully vested and exercisable. Mr. Minguez did not receive any option awards as these predated his commencement of employment.

4.

The 2016 RSU award vests ratably in one-fourth tranches on each anniversary of the grant date: November 14, 2020. The first three tranches vested November 14, 2017, November 14, 2018 and November 13, 2019. Mr. Minguez did not receive 2016 RSU awards as these predated his commencement of employment.

5.

The 2016 PSU award became 100% vested on February 29, 2020, with the number of shares paid out dependent on the average actual payout percentage for corporate measures under the STIP for 2017, 2018 and 2019. Based on the average STIP payout for these years (before application of applicable free cash flow limit), 108.88% of the PSUs granted in 2016 were paid out. Mr. Minguez did not receive any 2016 PSU awards as these predated his commencement of employment.

6.

The 2017 RSU award vests ratably in one-fourth tranches on December 1 of each calendar year following the year of grant: December 1, 2020 and December 1, 2021. The first two tranches vested December 1, 2018 and December 1, 2019. As described in the CD&A, Mr. Minguez was not eligible to receive RSUs under the LTIP until 2018 and Mr. Lalonde was not eligible to receive an equity grant in 2017.

7.

The 2017 PSU award is unvested until February 28, 2021. The award will become 100% vested on February 28, 2021, with the number of shares paid out dependent on the average actual payout percentage for corporate measures under the STIP for 2018, 2019, and 2020. As described in the CD&A, Mr. Minguez was not eligible to receive PSUs under the LTIP until 2018 and Mr. Lalonde was not eligible to receive an equity grant in 2017.

8.	The 2018 RSU award vests ratably in one-fourth tranches on December 1 of each calendar year: December 1, 2020, December 1, 2021 and December 1, 2022. The first tranche vested December 1, 2019.

9.

The 2018 PSU award is unvested until February 28, 2022. The award will become 100% vested on February 28, 2022, with the number of shares paid out dependent on performance conditions as described in the Compensation Discussion & Analysis.

10.	The 2019 RSU award vests ratably in one-fourth tranches on December 1 of each calendar year: December 1, 2020, December 1, 2021, December 1, 2022 and December 1, 2023.

11.

The 2019 PSU award is unvested until February 28, 2023. The award will become 100% vested on February 28, 2023, with the number of shares paid out dependent on performance conditions as described in the Compensation Discussion & Analysis.

Option Exercises and Stock Vested for 2019

The options that were exercisable in 2019 were approved upon emergence with a January 9, 2011 grant date, and the 2011 through 2013 annual equity awards. None of the named executive officers exercised options in 2019. Mr. Minguez did not previously receive any options because such grants predated his commencement of employment on August 1, 2017.

The number of shares acquired on the vesting of outstanding RSUs granted under the 2015 through 2018 annual equity awards, and the value realized on the applicable vesting dates, are set forth in the following table. For the 2015 annual equity award, the table also includes the number of shares acquired and value realized upon vesting of the PSUs in 2019. As described in the CD&A, Mr. Minguez did not receive an RSU and PSU grant until he became eligible for the LTIP in 2018.

	Stock Awards
	2015 Annual Equity Award		2016 Annual Equity Award		2017 Annual Equity Award		2018 Annual Equity Award		Aggregate number of shares acquired on vesting in 2019	Aggregate value realized on vesting in 2019
Name	Number of shares acquired on vesting	Value realized on vesting	Number of shares acquired on vesting	Value realized on vesting	Number of shares acquired on vesting	Value realized on vesting	Number of shares acquired on vesting	Value realized on vesting
Yves Laflamme	50,250	$382,434	17,593	$68,965	8,412	$32,807	22,328	$87,080	98,583	$571,286
Remi Lalonde	14,700	111,878	5,249	20,576	—	—	5,953	23,218	25,902	155,672	(1)
Patrice Minguez	—	—	—	—	—	—	6,203	24,190	6,203	24,190
Richard Tremblay	50,611	385,184	17,547	68,785	8,349	32,559	5,397	21,049	81,904	507,577
Jacques Vachon	43,851	333,736	15,800	61,936	7,555	29,464	4,932	19,233	72,138	444,369

1.

Under Mr. Lalonde’s February 2018 cash-settled award, he received the first two tranches of 2,461 units settled in cash on December 1, 2018 and December  2, 2019. These units had a total value of $38,356.

Compensation Risk Assessment

Annually, the Company, through an internal committee, assesses whether any elements of the Company’s compensation policies and practices encourage excessive and unnecessary risk-taking, and, if so, whether the level of risk encouraged is reasonably likely to have a material adverse effect on the Company. The internal committee is composed of the senior vice president and chief financial officer; the senior vice president, corporate affairs and chief legal officer; the senior vice president, human resources; and members of the human resources staff. At inception, Hugessen Consulting provided input into the process and elements to review and provided information on market best practices. The process identified the compensation plans and practices and related key features, assessed the risk related to each of them (taking into account enterprise risk) and compared the plan and practices with market best practices. In 2019, Hugessen Consulting provided updated information on market best practices and the internal committee concluded that no changes to the Company’s compensation policies and practices were advisable. The compensation committee and Hugessen Consulting reviewed and commented on the internal committee’s findings.

Following this review, we believe that the design of our compensation policies and practices encourages employees to remain focused on both our short-term and long-term goals, and the compensation programs are not reasonably likely to have a material adverse effect on the Company.

Pension Benefits

This section describes the accumulated benefits, if any, of each of the named executive officers under Company-sponsored defined benefit pension plans. The table below shows the present value of accumulated benefits, if any, payable to each of the named executive officers, including the number of years of service credited to them under each applicable plan. The benefits were determined using the discount rates and life expectancy assumptions consistent with those used in the Company’s financial statements.

Pension Benefits for 2019

Name(1)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Yves Laflamme	Registered Plan (Canada)	28.51	$1,442,965	$—
	Supplemental Plan (Canada)	28.51	1,868,015	—
Remi Lalonde	n/a	—	—	—
Patrice Minguez	n/a	—	—	—
Richard Tremblay	n/a	—	—	—
Jacques Vachon	Registered Plan (Canada)	11.58	754,050	—
	Supplemental Plan (Canada)	25.50	2,855,003	—

1.

Messrs. Lalonde, Minguez and Tremblay do not have accrued benefits in any Company-sponsored defined benefit pension plans. Instead, their retirement benefits are provided exclusively through the Company’s registered plans and the DC Make-Up Program (other than Mr. Minguez who is not eligible for the DC Make-Up Program). Retirement benefits for Messrs. Laflamme and Vachon for current service are similarly provided exclusively through these arrangements after December 31, 2010. The DC Make-Up Program is described in the CD&A.

2.

The present value of accumulated benefits under the Canadian registered and supplemental pension plans sponsored by Resolute FP Canada Inc. or Resolute is determined based on the assumptions used in the Company’s financial statements, as described in Note 13 of the Consolidated Financial Statements, except that each named executive officer’s retirement age was assumed to be the earliest age upon which an unreduced pension is payable under the plan(s) in which he was a participant as of December 31, 2019, the benefits are based on service and earnings before January 1, 2011 and the values of Canadian pension plan benefits for Messrs. Laflamme and Vachon were converted to U.S. dollars using the exchange rate for Canadian to U.S. dollars as of December 31, 2019, the date of the balance sheet included in the Company’s annual report on Form 10-K for the year ended the same date, or $0.7698. These assumptions are further described in the narratives below.

The following discussion describes the terms of the pension plans applicable to Messrs. Laflamme and Vachon for service and earnings before January 1, 2011. No other named executive officer has pension benefits accrued under defined benefit pension plans (either registered or the reinstated supplemental plans, both as described below).

Before their pension benefits were frozen as described below, Messrs. Laflamme and Vachon earned benefits under Canadian pension plans that were either registered or non-registered. A “registered plan” means the plan is intended to be qualified for favorable tax treatment under the Canadian Income Tax Act, or the “Income Tax Act.” In contrast, a “non-registered plan” is not qualified for this favorable tax treatment and provides to a select group of management and highly compensated employees’ additional pension benefits that cannot be provided under the registered plans because of statutory limitations or an overall benefit that is offset by the benefit provided under the registered plan.

Pursuant to the plans of reorganization, the non-registered plans were terminated and those accumulated benefits were reinstated under new non-registered plans, “the 2010 Canadian DB SERPs,” for certain participants, including Messrs. Laflamme and Vachon. The reinstated benefits were frozen as to benefit service and earnings (but not vesting service) as of December 31, 2010.

Messrs. Laflamme and Vachon have pension benefits payable under legacy Abitibi Canadian pension plans (now sponsored by Resolute FP Canada Inc.). Pension benefits under the 2010 Canadian DB SERPs were frozen for Messrs. Laflamme and Vachon effective December 31, 2010. However, the maximum pension payable from a registered plan under the Income Tax Act is indexed annually and it impacts what is payable between the 2010 Canadian DB SERPs and the registered plan. The following describes the pension benefits payable under these plans.

The reinstated accrued benefits provided to Messrs. Laflamme and Vachon under the 2010 Canadian DB SERPs are determined pursuant to a traditional pension plan formula based on years of credited service and a percentage of final average compensation. The 2010 Canadian DB SERPs provide an overall pension benefit that is offset by the benefit payable under the registered plans, including any registered plan benefits that have been commuted. The registered plans limit the amount of the pension benefit payable due to statutory constraints.

Pension Formula

These Canadian pension plans generally provide total pension benefits equal to 2% of final average compensation multiplied by years of credited service with the Company and its related entities, up to 35 years of service. As a result of the benefit service freeze described above, the pension benefits for Messrs. Laflamme and Vachon under the 2010 Canadian DB SERPs take into account their years of credited service through December 31, 2010.

Compensation used under the formulas depends on the period for which years of service are credited. For years of credited service through December 31, 2008, final average compensation is the sum of (i) average monthly base salary based on the best 60 consecutive months of base salary within the last 120 months and (ii) the best five annual incentive awards in the last 10 years. For years of credited service after December 31, 2008, final average compensation is the average of the 5 highest consecutive calendar years of eligible earnings in the last 10 years. Eligible earnings in a given calendar year is the sum of the base salary and the incentive award paid under an annual incentive plan (excluding any special incentive awards unless authorized by the Company). The paid incentive award component is capped at 125% of the target incentive award of each year.

Beginning January 1, 2009 through December 31, 2010, Messrs. Laflamme and Vachon were required to contribute to the Abitibi registered plan. Their contributions were equal to 5% of their pensionable earnings up to the U.S. compensation limit ($245,000 in 2009 and 2010). Contributions were credited with interest at the average net rate of return of the pension fund of the Abitibi registered plan over the preceding two calendar years.

Once participants attain age 55, they can retire early. The total pension payable is unreduced if the participant retires at age 58 and the sum of his age and years of service is at least 80. Messrs. Laflamme and Vachon are both eligible to retire with unreduced pension benefits.

Time and Form of Payment

The legacy Abitibi Canadian pension plans provide for payment in an annuity with a participant option to select payment among different types of annuities, any of which will provide monthly payments for the life of the participant and his spouse, if any. The Company has secured the Canadian DB SERP benefits of Messrs. Laflamme and Vachon by a letter of credit pursuant to a retirement compensation arrangement without adverse tax consequences to the executive.

Assumptions for Pension Benefits Table Value

The accrued benefit amounts identified in the Pension Benefits table above show the present value of the future monthly payments if calculated as a lump sum. A discount rate and mortality table providing for current life expectancies are used to calculate the present value amount as of December 31, 2019. The discount rate and mortality table used are the same as those used for our financial statements, which are a 2.9% discount rate and the 2014 Private Sector Canadian Pensioner’s Mortality Table including a decrease of the rates of 5.7%, projected generationally using Scale B, and no assumption for pre-retirement mortality. Benefits were calculated assuming retirement on the date an executive attained age 58 with the sum of his age and years of service equaling at least 80 (or current age, if older). In addition, the final average earnings used for the calculation of the accumulated benefit as of December 31, 2019, as shown in the Pension Benefits table, are: for years of service credited through December 31, 2008, Mr. Laflamme, $314,020 and Mr. Vachon, $385,051; and for years of service credited after December 31, 2008, Mr. Laflamme, $281,066 and Mr. Vachon, $358,770.

Severance and Change in Control Arrangements

The following is a discussion of the policies and arrangements to which a named executive officer becomes subject upon certain termination events, with or without a change in control of the Company. During 2019, all named executive officers except Messrs. Laflamme and Minguez were covered by the Company’s executive severance policy. Mr. Minguez is not eligible for severance pay.

Severance protection for Mr. Laflamme is provided under his employment agreement and, in the case of a termination with a change in control, a separate change in control agreement.

In all cases, to be eligible for severance benefits, the named executive officers must agree to certain restrictive covenants intended to mitigate the competitive disadvantage that would result from losing executive talent to competitors of the Company:

•

The executive severance policy requires eligible named executive officers to protect confidential information. In addition, to receive benefits under the executive severance policy, an eligible executive must sign a release containing non-compete, non-solicitation and confidentiality covenants.

•

Mr. Laflamme’s employment agreement includes covenants not to compete with the Company, solicit customers of the Company or interfere with suppliers of the Company for a 12-month period following a termination for any reason, except that these covenants do not apply in the case of a termination without “cause” by the Company or for “good reason” by Mr. Laflamme pursuant to the change in control agreement (as defined thereunder). In addition, a confidentiality covenant is effective for a five-year period following a termination for any reason.

The following table describes the material terms of the executive severance policy and the severance provisions of Mr. Laflamme’s employment and change in control agreements (with all descriptions qualified by the actual terms of the policy and agreements).

The executive severance policy, in both a change in control or non-change in control context, does not provide any enhanced benefits in the form of, for example, subsidized continued health coverage or tax-gross ups. The terms Cause, Change in Control, Good Reason are defined in the respective severance policy or agreement, as applicable.

Key Provisions	Executive Severance Policy	Mr. Laflamme’s Employment and Change in Control Agreements

Termination Without Cause (No Change in Control)
Severance pay(1)

•  Lump sum payment equal to 6 weeks of eligible pay per year of continuous service, with a minimum of 52 weeks and a maximum of 104 weeks

•  “Eligible pay” is base pay, plus the lesser of (i) average of last 2 incentive awards paid or (ii) 125% of target incentive award for year of termination

•  Pro rata vesting of equity awards pursuant to the terms of the award agreements

•  Two times eligible pay

•  “Eligible pay” is base pay, plus the lesser of (i) average of last 2 incentive awards paid or (ii) 125% of target incentive award for year of termination

•  Pro rata vesting of equity awards pursuant to the terms of the award agreements

Termination Without Cause or for Good Reason On or After Change in Control
Time period during which change in control benefits are payable	Eligible termination within 12 months after change in control	Eligible termination within 24 months after change in control

Severance pay(1)	Same severance pay as when there is no change in control

The following amounts, reduced to minimize excise tax liability under Code Section 4999:(2)

•  Lump sum payment equal to:

•  2.5 times base salary as in effect on his termination date, plus

•  2.5 times the lesser of (i) average of his last 2 incentive awards paid or (ii) 125% of target incentive award for year of termination, plus

•  2.5 times maximum Company contributions he could have received under Company’s defined contribution program (if any) for year of termination, plus

•  $20,000 in lieu of individual outplacement services

•  Immediate vesting of outstanding equity awards

•  Eligibility for Company-provided health care and life insurance coverage, with premiums payable at the rates then in effect for named executive officers, until the earlier of 36 months after his termination date or the date he becomes covered under another employer’s health care and life insurance programs

1.

For the named executive officers other than Mr. Laflamme, vesting of outstanding equity awards is not automatically accelerated. However, the equity incentive plan provides the compensation committee discretion to determine the treatment of equity awards upon a termination with or without a change in control.

2.

If the aggregate amount of pay and benefits payable to Mr. Laflamme under the change in control agreement would constitute a “parachute payment” subject to excise tax under Section 4999 of the Code, his aggregate pay and benefits would be reduced to the greater of (i) the after-tax amount which he would retain after all federal, state and local income taxes and all excise taxes under Section 4999, or (ii) the after-tax amount which he would retain after all federal, state and local income taxes if his aggregate pay and benefits were reduced to the maximum amount payable without triggering the excise tax liability under Section 4999.

Potential Payments Upon Termination

The table below shows amounts triggered upon the termination events identified below and does not include amounts that are not payable or otherwise forfeited upon a for cause termination or certain non-retirement terminations. In these circumstances, other than legally required amounts such as accrued salary, no additional amounts would be payable and any vested and unvested rights to equity would be forfeited.

	Base Salary ($)(1)	Avg. of Last Two STIP Awards ($)(2)	Regular 2019 Cash Incentive Awards ($)		Equity Awards ($)(3)		All Other Compensation ($)(4)	Total Post Termination Payment & Benefit Value ($)
Yves Laflamme

Company initiated (not for cause) termination of employee without a change in control	1,845,000	1,505,746	358,668		524,105	(5)	19,245	4,252,764

Company initiated (not for cause) termination of employee with a change in control or good reason termination by employee following a change in control	2,306,250	1,882,183	358,668		3,303,808	(6)	574,904	8,425,813	(7)

Retirement	—	—	358,668		1,111,786	(8)	—	1,470,454

Death	—	—	358,668		1,075,874	(9)	—	1,434,542

Long-Term Disability	—	—	358,668		1,075,874	(9)	—	1,434,542

Remi Lalonde

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following change in control	435,585	147,891	146,482		127,403	(5)	19,245	876,606	(7)

Retirement	—	—	—	(10)	—	(8)	—	—

Death	—	—	146,482		222,323	(9)	—	368,805

Long-Term Disability	—	—	146,482		222,323	(9)	—	368,805

Patrice Minguez

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following a change in control	—	—	—		32,130	(5)	—	32,130	(7)

Retirement	—	—	—		32,130	(8)	—	32,130

Death	—	—	—		127,174	(9)	—	127,174

Long-Term Disability	—	—	—		127,174	(9)	—	127,174

	Base Salary ($)(1)	Avg. of Last Two STIP Awards ($)(2)	Regular 2019 Cash Incentive Awards ($)		Equity Awards ($)(3)		All Other Compensation ($)(4)	Total Post Termination Payment & Benefit Value ($)

Richard Tremblay

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following a change in control	382,812	286,092	136,092		431,453	(5)	5,800	1,242,249	(7)

Retirement	—	—	—	(10)	431,453	(8)	—	431,453

Death	—	—	136,092		610,823	(9)	—	746,915

Long-Term Disability	—	—	136,092		610,823	(9)	—	746,915

Jacques Vachon

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following a change in control	717,058	734,680	137,794		389,546	(5)	19,245	1,998,323	(7)

Retirement	—	—	137,794		656,376	(8)	—	794,170

Death	—	—	137,794		553,597	(9)	—	691,391

Long-Term Disability	—	—	137,794		553,597	(9)	—	691,391

1.

Except for Mr. Laflamme, base salary amounts are expressed in U.S. dollars based on a ratio of 61.3% payable in Canadian dollars and 38.7% payable in U.S. dollars, as described in footnote 1 to the Summary Compensation Table. The portion payable in Canadian dollars was converted to U.S. dollars using the exchange rate as of December 31, 2019, or $0.7698. Mr. Laflamme receives his base salary in U.S. dollars. The amounts shown for Mr. Laflamme is two times his base salary for an eligible non-change in control termination and 2.5 times his base salary for an eligible change in control termination. The amounts shown for Messrs. Lalonde, Tremblay and Vachon are based on their years of service and the minimum and maximum amounts payable under the policy. Specifically, Messrs. Lalonde, Tremblay and Vachon would respectively receive 1.2, 1.0 and 2 times their base salary.

2.

The amounts shown for Messrs. Laflamme, Lalonde, Tremblay and Vachon are based on the average of their 2017 and 2018 regular incentive awards paid, expressed in U.S. dollars and using the same multiples as described in footnote 1.

3.

The value of RSUs and PSUs is based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on December 31, 2019, or $4.20. There is no value realized on any outstanding options a named executive officer may hold because the December 31, 2019 closing price is less than the applicable exercise price. For the 2016 and 2017 PSUs, the value is based on the actual payout percentage for corporate measures under the 2017, 2018 and 2019 STIP before application of the aggregate 7% or 5% limit of free cash flow, as applicable, and a 100% STIP payout percentage projected through 2020. For the 2018 and 2019 PSUs, the value assumes that the PSUs will be paid at 100% or target on December 31, 2019, with actual payout being subject to achievement of the established performance measures.

4.

For Mr. Laflamme, $574,904 represents $11,651 for premiums payable at the rate for actively employed named executive officers under Company-provided health care and life insurance programs, $20,000 for outplacement benefits, plus $543,253 that represents 2.5 times the Company contributions under the Company’s defined contribution program. All other amounts in this column represent the value of outplacement benefits.

5.	Assumes one month of pro rata vesting of pending RSUs awards and pro rata vesting of pending PSUs awards. The number of RSUs and PSUs that would vest upon a termination without cause is as follows:

	Mr. Laflamme	Mr. Lalonde	Mr. Minguez	Mr. Tremblay	Mr. Vachon
RSUs	11,944	2,142	2,057	3,883	3,552
PSUs	112,843	28,192	5,593	98,844	89,197

6.	Represents immediate vesting of all Mr. Laflamme’s outstanding equity awards.

7.

To the extent Messrs. Laflamme and Vachon were subject to U.S. taxation in 2019, they would have been subject to the change in control excise tax under Section 4999 of the Code. As a result, if an eligible termination would have occurred following a change in control, Messrs. Laflamme and Vachon would be subject to an approximate excise tax of $79,101 and $13,871, respectively. As described above in “Severance and Change in Control Arrangements”, Mr. Laflamme would receive the greater of the after-tax amount, which includes payment of the excise tax, or the after-tax amount reduced to an amount that would not trigger the excise tax. For 2019, it is estimated that the after-tax amount taking account payment of the excise tax is the larger amount. Therefore, no reduction in Mr. Laflamme’s severance amount would have been made upon an assumed termination.

To the extent Mr. Lalonde was subject to U.S. taxation in 2019, he would not have been subject to the change in control excise tax under Section 4999 of the Code. Messrs. Minguez and Tremblay, who were subject to U.S. taxation similarly would not have been subject to the change in control excise tax under Section 4999 of the Code. In no event would they have been entitled to gross-up payments in respect of such tax pursuant to the executive severance policy or their individual award agreements.

8.

For Messrs. Laflamme and Vachon, assumes continued vesting of RSUs and PSUs under the 2016, 2017 and 2018 equity awards and pro rata vesting of the 2019 annual equity awards because they meet the criteria for retirement under the LTIP. For Messrs. Minguez and Tremblay, the amount reflects one month of pro rata vesting of each RSU award and PSU award granted to them because they had attained age 55 but did not meet the criteria for retirement under the LTIP. For Mr. Minguez, this would have included the 2018 and 2019 annual equity awards and for Mr Tremblay, the 2016, 2017, 2018 and 2019 annual equity awards. The number of RSUs and PSUs that would vest upon retirement is as follows:

	Mr. Laflamme	Mr. Lalonde	Mr. Minguez	Mr. Tremblay	Mr. Vachon
RSUs	109,317	—	2,057	3,883	46,895
PSUs	155,394	—	5,593	98,844	109,386

Mr. Lalonde would not have been entitled to any equity awards as of December 31, 2019 because he has not attained age 55.

9.

For all named executive officers, assumes immediate vesting of the next tranche of RSUs under the 2016, 2017, 2018 and 2019 annual equity awards, and pro rata vesting of PSUs under the 2016, 2017, 2018 and 2019 annual equity awards. The number of RSUs and PSUs that would vest upon death or disability is as follows:

	Mr. Laflamme	Mr. Lalonde	Mr. Minguez	Mr. Tremblay	Mr. Vachon
RSUs	143,317	24,742	24,686	46,590	46,612
PSUs	112,843	28,192	5,593	98,844	89,197

10.	Messrs. Lalonde and Tremblay did not meet the criteria for retirement under the STIP as of December 31, 2019. As a result, no STIP would be payable for a retirement on December 31, 2019.

CEO PAY RATIO DISCLOSURE

For 2019, we used the same median employee from 2017 to calculate the ratio, as permitted under Instruction 2 to Item 402(u) of Regulation S-K. There have not been changes to our employee population or to our employee compensation arrangements that we reasonably believe would result in a significant change in the ratio. The median employee used in 2017 remains employed with the Company in the same position.

Our employee population was measured on October 1, 2017 and consisted of approximately 7,591 individuals, split between Canada and the U.S. We have excluded all employees in all other countries as permitted by the SEC rules under the de minimis rule since such employees represent less than 5% of our total employees. The excluded population comprised of the following: 4 from the United Kingdom; 2 from Brazil; 1 from Belgium; 1 from Singapore.

The compensation definition used to determine our median employee was cash compensation — this included base pay, cash incentives, overtime and cash perquisites. For most employees, we used 2016 cash compensation as reported on 2016 income tax slips. For employees hired in 2016, but before April 1, 2016, we annualized their 2016 cash compensation. For all other employees, we annualized their 2017 year-to-date cash compensation.

To find the median of the annual total compensation of all our employees (other than our CEO), we used a commonly accepted random sampling methodology on our employee population. We conducted our analysis using a sample of 380 employees (95% confidence interval and ±5% precision).

Using this methodology, we identified our median employee and calculated the elements of the employee’s annual total compensation for fiscal 2019 in accordance with the requirements to be in the amount of $75,029. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table — $3,812,186. The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is therefore 51 to 1.

INFORMATION ON STOCK OWNERSHIP

The following table includes all stock-based holdings, as of March 16, 2020, of: each of our directors and named executive officers; our directors and executive officers as a group; and all those known by us to be beneficial owners of more than five percent of our common stock.

Name and Address of Beneficial Holder	Number of Shares of Common Stock Beneficially Owned		Percent of Class(1)
Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	30,548,190	(2)	35.0%
Donald Smith & Co., Inc. 152 West 57th Street New York, New York 10019	4,853,982	(3)	5.6%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	4,854,000	(4)	5.6%
Chou Associates Management Inc. 110 Sheppard Avenue, Suite 301, Box 18 Toronto, Ontario M2N 6Y8 Canada	4,571,960	(5)	5.2%
Randall C. Benson	34,364	(6)	*
Suzanne Blanchet	—	(7)	—
Jennifer C. Dolan	48,895	(8)	*
Richard D. Falconer	74,369	(9)	*
Yves Laflamme	193,216	(10)	*
Rémi Lalonde	53,514	(11)	*
Bradley P. Martin	59,999	(12)	*
Patrice Minguez	16,053	(13)	*
Alain Rhéaume	74,369	(14)	*
Michael S. Rousseau	94,369	(15)	*
Richard Tremblay	190,077	(16)	*
Jacques Vachon	176,342	(17)	*
Directors (including nominees) and executive officers as a group (15 persons)			1.4%

*	Less than 1%

1.

Based on 87,355,677 shares of outstanding common stock as of March 16, 2020. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have beneficial ownership of the shares of common stock that the person has the right to acquire within 60 days of the date of determination, as well as the shares of common stock underlying vested stock-settled RSUs or DSUs and vested options. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, all the shares the person or persons has (have) the right to acquire within 60 days, as well as the shares of common stock underlying vested stock-settled RSUs or DSUs and vested options, are deemed to be outstanding but are deemed not to be outstanding for the purpose of computing the percentage ownership of any other person. All numbers listed represent sole investment and voting power unless otherwise indicated.

2.

Based on an amended Schedule 13D filed on December 22, 2016, by V. Prem Watsa, 1109519 Ontario Limited, The Sixty Two Investment Company Limited, 810679 Ontario Limited, Fairfax Financial Holdings Limited, FFHL Group Ltd., Fairfax (Barbados) International Corp., Wentworth Insurance

Company Ltd., TIG Insurance (Barbados) Limited, Fairfax (US) Inc., Clearwater Insurance Company, Zenith National Insurance Corp., Zenith Insurance Company, TIG Holdings, Inc., TIG Insurance Company, Odyssey US Holdings Inc., Odyssey Re Holdings Corp., Odyssey Reinsurance Company, Hudson Insurance Company, Hudson Specialty Insurance Company, Newline Holdings UK Limited, Newline Corporate Name Limited, Crum & Forster Holdings Corp., The North River Insurance Company, United States Fire Insurance Company, RiverStone Holdings Limited, RiverStone Insurance Limited, RiverStone Insurance (UK) Limited, CRC Reinsurance Limited, Northbridge Financial Corporation, Northbridge Commercial Insurance Corporation, Northbridge General Insurance Corporation, Northbridge Personal Insurance Corporation, Federated Insurance Company of Canada, Brit Limited, Brit Insurance Holdings Limited, Brit Insurance (Gibraltar) PCC Limited, and Brit Syndicates Limited.

3.

Based on a Schedule 13G filed on February 10, 2020 by Donald Smith & Co., Inc. and DSCO Value Fund, L.P. Donald Smith & Co., Inc. reports having sole voting power over 4,760,841 shares and DSCO Value Fund, L.P. reports having sole voting power over 25,341 shares, and both report having in aggregate sole dispositive power over 4,853,982 shares.

4.

Based on a Schedule 13G filed on February 12, 2020 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP reports having sole voting power over 4,664,632 shares and sole dispositive power over 4,854,000 shares. All 4,854,000 shares are owned by commingled funds, group trusts and separate accounts (“Funds”) for which Dimensional Fund Advisors LP serves as investment manager or sub-adviser to the Funds.

5.	Based on a Form 13F filed on March 4, 2020 by Chou Associates Management Inc. and confirmed to the Company by Chou Associates Management Inc.

6.	Includes 24,800 shares of common stock acquired in open market purchases and held indirectly through R&J Benson Investments Ltd. and 9,564 vested DSUs.

7.	Ms. Blanchet joined the board on January 31, 2019 and did not receive stock-settled DSUs.

8.	Includes 4,152 shares of common stock acquired in open market purchases and 6,390 vested RSUs.

9.	Includes 9,302 shares of common stock that can be acquired by exercising vested stock options and 65,067 vested DSUs.

10.	Includes 74,572 shares of common stock that can be acquired by exercising vested stock options.

11.	Includes 4,300 shares of common stock acquired in open market purchases and 15,278 shares of common stock that can be acquired by exercising stock options.

12.	Represents 59,999 vested DSUs.

13.	Represents 12,343 vested RSUs.

14.	Includes 9,302 shares of common stock that can be acquired by exercising vested stock options and 65,067 vested DSUs.

15.	Includes 9,302 shares of common stock that can be acquired by exercising vested stock options, 65,067 vested DSUs, and 20,000 shares of common stock acquired in open market purchases.

16.	Includes 42,855 shares of common stock that can be acquired by exercising vested stock options and 23,295 vested RSUs.

17.	Includes 110,525 shares of common stock that can be acquired by exercising vested stock options.

MANAGEMENT PROPOSALS

Item 1 — Vote on the Election of Directors

Composition of the Board

The board fixed the board size at seven members; seven of the eight current members of the board are standing for reelection to hold office until the 2021 annual meeting of stockholders; Richard D. Falconer, having reached the age of retirement, has not been nominated for re-election. Each director nominee has been recommended for election by the human resources and compensation/nominating and governance committee and approved and nominated for election by the board. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. Each director nominee has consented to serve if elected. Should any director nominee be unable to stand for election at the annual meeting, proxies will be voted in favor of such other person, if any, recommended by the human resources and compensation/nominating and governance committee and designated by the board.

Pursuant to our by-laws, as amended in December 2014, if any director nominee fails to receive a majority of the votes cast in an uncontested election of directors, such as the 2020 annual meeting, that director must promptly tender his or her resignation to the board. The human resources and compensation/nominating and governance committee will make a recommendation to the full board whether or not to accept the resignation. The board will publicly announce its decision regarding a tendered resignation within 90 days from the date the results of the election are certified.

Board Recommendation

The board unanimously recommends a vote FOR the election to the board of each of Randall C. Benson, Suzanne Blanchet, Jennifer C. Dolan, Yves Laflamme, Bradley P. Martin, Alain Rhéaume, and Michael S. Rousseau. What follows is biographical information for each nominee and the qualifications considered in nominating each of them to the board.

Nominees

Randall C. Benson Age: 60 Director since: 2017	Current Committee(s):	• Human Resources, Compensation & Nominating and Governance • Finance (chair) • Environment, Health and Safety

Mr. Benson has served on the Company’s board since the 2017 annual meeting of stockholders.

He has been the principal of R.C. Benson Consulting Inc. since 1999, providing strategic analysis, management, financial and operational restructuring and recapitalization expertise to companies, including those considered distressed or underperforming. From May 2012 to August 2016, Mr. Benson was also Co-Lead of the National Restructuring practice (Canada) at KPMG LLP. In addition, Mr. Benson has experience in finance, operations, sales, and general management gained through various roles he has held in operating companies, including as the chief financial officer of public and private companies Call-Net Enterprises Inc. (which owned Sprint Canada Inc.) and Beatrice Foods Inc., and as divisional president of Parmalat Canada’s Dairy Group.

Mr. Benson was chair of the board and chair of the audit committee of Advanz Pharma Corp (TSX) until December 31, 2019.

Director qualifications:

•  Management/operating experience — experienced director and executive for various public and private companies

•  Professional services & financial/accounting experience — experienced executive and special advisor in connection with mergers and acquisitions, financings, and operational and financial restructurings

Suzanne Blanchet Age: 62 Director since 2019	Current Committee(s):	• Audit • Finance • Environment, Health and Safety (chair since August 22, 2019)

Ms. Blanchet was appointed to the Company’s board on January 31, 2019 in accordance with the Company’s by-laws and further elected at the 2019 annual meeting of shareholders.

She spent over 30 years with Cascades Inc., including as senior vice president, corporate development, from 2014 to 2017. From 1997 to 2014, she was president and chief executive officer of Cascades Tissue Group.

Ms. Blanchet is a graduate of the Directors Education Program of the Institute of Corporate Directors and currently serves as a director of Agropur, GDI Integrated Facility Services Inc. (TSX) where she serves on the audit committee. Ms. Blanchet has also previously served as a director of Rona Inc. (TSX).

Director qualifications:

•  Management/operating experience — experienced director and executive of a large tissue and paper company

•  Financial/accounting experience — experienced executive and member of audit committees for various public and private companies

Jennifer C. Dolan Age: 73 Director since: 2013	Current Committee(s):	• Audit • Human Resources, Compensation & Nominating and Governance • Environment, Health and Safety

Ms. Dolan has served on the Company’s board since the 2013 annual meeting of stockholders.

She retired from The New York Times Company in 2012 after a 33-year career, the last ten of which she spent as vice president of forest products, where she managed paper procurement and oversaw its equity investments in two paper mills, including as a member of the board of Donohue Malbaie Inc., while it was a joint venture with the Company. Before then, she held a number of executive and senior finance roles. Ms. Dolan is a certified public accountant, and a member of the American Institute of Certified Public Accountants. She serves on no other public company board.

Director qualifications:

•  Management/operating experience — experienced executive, representing one of the largest consumers of newsprint in North America

•  Professional services & financial/accounting experience — certified public accountant

Yves Laflamme Age: 64 Director since: 2018

Mr. Laflamme was appointed president and chief executive officer and a member of the Company’s board on February 1, 2018.

He previously held various positions at the Company, including as senior vice president, wood products, global procurement and information technology, from January 2011 to January 2018; senior vice president, wood products, from October 2007 to January 2011; senior vice president, woodlands and sawmills of Abitibi-Consolidated Inc. from 2006 to October 2007; and as vice president, sales, marketing and value-added wood products operations of Abitibi-Consolidated from 2004 to 2005. He is a 39-year veteran of the industry, as well as of Resolute and its predecessor companies.

Mr. Laflamme is a recipient of Canada’s 2020 Clean50 and Clean16 awards for his outstanding contribution to sustainability and clean capitalism. He currently serves as a board member of Serres Toundra Inc., a board member of the American Forest & Paper Association and a board member and chair of the audit committee of the Forest Product Association of Canada. He is a past chairman of the Canadian Wood Council and a past Executive Team member of the Quebec Forest Industry Council.

Director qualifications:

•  Management/operating/sales and logistics experience — experienced senior executive officer with large publicly-held forest products company

•  Financial/accounting — charted professional accountant

Bradley P. Martin Age: 60 Director since: 2012 Chair	Current Committee(s):	• Finance • Environment, Health and Safety

Mr. Martin has served on the board since the 2012 annual meeting of stockholders.

Since March 9, 2012, he has served as vice president for strategic investments with Fairfax Financial Holdings Limited. He had been its vice president and chief operating officer since January 2007, and its corporate secretary since 2002. Before joining Fairfax in 1998, he was a partner with Torys LLP, a leading Canadian business law firm, specializing in mergers and acquisitions and securities law.

Mr. Martin currently serves as a member of the boards of Eurobank Ergasias S.A. (Athens Stock Exchange), AGT Food and Ingredients Inc. (TSX; no longer a public company) and two private companies. He has served in the last five years on the boards of Bank of Ireland (London Stock Exchange) and Ridley Inc. (TSX).

Director qualifications:

•  Professional services & financial experience — former chief operating officer of a Canadian financial services company; former partner with a Toronto-based law firm

•  Management/operating experience — experienced executive officer with large publicly-traded company

Alain Rhéaume Age: 68 Director since: 2010 Lead Director	Current Committee(s):	• Audit • Human Resources, Compensation & Nominating and Governance (chair) • Finance

Mr. Rhéaume has served on the Company’s board since the emergence date.

He is founder and a managing partner at Trio Capital Inc. Until 2005, he was executive vice president and president of Fido, a subsidiary of Rogers Wireless Communications Inc. Previously, Mr. Rhéaume was president and chief operating officer and chief financial officer of Microcell. Previously, Mr. Rhéaume was associate deputy minister of finance from 1987 to 1992 and deputy minister of finance from 1992 to 1996 in the provincial government of Québec.

He currently serves as a director of SNC-Lavalin Group Inc. (TSX) and Boralex Inc. (TSX). He has served in the last five years on the board of the Canadian Investors Protection Fund and other private companies.

Director qualifications:

•  Politics/government relations and financial/accounting experience — various senior finance positions with the government of the province of Québec and chief financial officer of a publicly traded company

•  Management/operating experience — several senior executive positions in the hi-tech industry

Michael S. Rousseau Age: 62 Director since: 2010	Current Committee(s):	• Audit (chair) • Finance • Human Resources, Compensation & Nominating and Governance

Mr. Rousseau has served on the Company’s board since the emergence date.

He is deputy chief executive officer and chief financial officer of Air Canada since January 1, 2019. Previously he was executive vice president and chief financial officer of Air Canada since October 2007. He was named Canada’s CFO of the Year™ for 2017 by Financial Executives International Canada (FEI Canada), PwC Canada and Robert Half. He served as president of Hudson’s Bay Company from 2006 to 2007, and as executive vice president and chief financial officer from 2001 to 2006. Prior to joining Hudson’s Bay Company in 2001, he held senior executive financial positions at other large international corporations, including Moore Corporation in Chicago, Silcorp Limited and the UCS Group (a division of Imasco Limited).

Mr. Rousseau currently serves on the board of Chorus Aviation Inc. (TSX). He previously served on the board of directors of Enercare Inc. (TSX) until November 2018.

Director qualifications:

•  Management/operating experience — experienced executive with large publicly-traded companies

•  Professional services & financial/accounting experience — currently chief financial officer with Canada’s largest airline; chartered professional accountant (named Fellow by the Canadian Institute of Chartered Accountants, Ontario)

Item 2 — Vote on the Ratification of the Appointment of PricewaterhouseCoopers LLP

The audit committee appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Our organizational documents do not require that our stockholders ratify the appointment of the independent registered public accounting firm, but we do so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee will reconsider whether to retain PwC, but still may retain them. Even if the appointment is ratified, the audit committee may change, in its discretion, the appointment at any time if it determines that it would be in the best interests of our Company and our stockholders to do so.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The audit committee’s policy is to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm, including audit-related, tax and other services. The audit committee pre-approved all audit and permissible non-audit services provided by PwC in 2019.

The Company’s chief financial officer, chief accounting officer (or another officer designated by the board) and the independent registered public accounting firm must submit to the audit committee a request to provide any service that requires pre-approval. Each request must include a statement as to whether the independent registered public accounting firm and the submitting officer view the provision of the requested services as consistent with the SEC’s rules on auditor independence. The request must be sufficiently detailed to enable the audit committee to precisely identify the services requested. The audit committee may delegate pre-approval authority to its chair or one or more other committee members, but not to management. Any committee member with delegated authority must report all pre-approval decisions to the audit committee at its next scheduled meeting.

Other Information

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Audit Fees and All Other Fees

Fees paid. The following table contains certain information on the fees paid to PwC for professional services rendered in the years ended December 31, 2019, and 2018, converted from Canadian to U.S. dollars at the average exchange rate in the applicable year.

Fee category	2019 fees	2018 fees
	(in thousands)
Audit fees	$2,055	$2,101
Audit-related fees	181	68
Tax fees	119	50
All other fees	86	56

Total fees	$2,441	$2,275

•

Audit fees. Audit fees consist of fees billed for professional services rendered in respect of the audits of annual consolidated financial statements and internal control over financial reporting for the years indicated, review of interim consolidated financial statements included in quarterly reports on Form 10-Q and other services provided in connection with statutory and regulatory filings or engagements.

•	Audit-related fees. Audit-related fees consist primarily of fees for other attestation engagements in respect of the fiscal years indicated.

•	Tax fees. Tax fees in each of 2019 and 2018 consisted primarily of tax compliance services for certain of our subsidiaries.

•	All other fees. All other fees in each of 2019 and 2018 consist mainly of translation services for the Company’s periodic reports.

Board Recommendation

The board unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2020 fiscal year. Unless a contrary choice is specified, proxies solicited by the board will be voted FOR ratification of the appointment.

Item 3 — Advisory Vote to Approve Executive Compensation

Rule 14a-21 under the Exchange Act requires that we give our stockholders the ability to cast a non-binding advisory vote on the compensation of our named executive officers. This vote is commonly referred to as the “say-on-pay” vote. At our 2017 annual meeting, a majority of stockholders voted, consistent with the recommendation of the Company’s board of directors, to hold a stockholder advisory vote on a resolution to approve the compensation of the Company’s named executive officers annually. Accordingly, we intend to continue to provide annual say-on-pay votes.

The compensation of our executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the board believes, serve to promote the creation of long-term stockholder value and to position the Company for long-term success. As described more fully in the Compensation Discussion and Analysis section of this proxy statement, the mix of fixed and performance-based compensation and short-term and long-term incentive awards is designed to enable the Company to attract and retain top quality executive talent while, at the same time, creating a close relationship between performance and compensation. Our human resources and compensation/nominating and governance committee and the board believe that the design of the program and the compensation awarded to our named executive officers thereunder fulfill this objective.

We are asking for stockholder approval of the compensation of our named executive officers, as we have disclosed in this proxy statement in accordance with SEC rules. The compensation disclosures are contained under the heading Compensation Discussion and Analysis, the compensation tables and the narrative discussion accompanying the compensation tables. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

Accordingly, the board is requesting your approval of the following non-binding resolution:

RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for this annual meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table, the other related tables and the accompanying narrative.

This vote is advisory and therefore not binding on the Company, our human resources and compensation/nominating and governance committee, or the board. Nevertheless, the board and human resources and compensation/nominating and governance committee value the opinions of our stockholders and will review the voting results in connection with their ongoing evaluation of the Company’s compensation programs.

Board Recommendation

The board unanimously recommends a vote FOR the approval of the Company’s executive compensation. Unless a contrary choice is specified, proxies solicited by the board will be voted FOR this proposal.

Item 4 — Vote to Approve the First Amendment to the Resolute Forest Products 2019 Equity Incentive Plan

The board of directors adopted the Resolute Forest Products 2019 Equity Incentive Plan (the “2019 Incentive Plan”) on March 28, 2019, and submitted it to our shareholders for their approval at the 2019 annual meeting. The 2019 Incentive Plan was approved by shareholders on May 24, 2019. The 2019 Incentive Plan provides stock-based compensation to employees and consultants of the Company, its subsidiaries and affiliates and non-employee directors of the Company. Prior to the adoption of the 2019 Incentive Plan, stock-based compensation was provided under the Resolute Forest Products Equity Incentive Plan (the “2010 Incentive Plan”).

The human resources compensation/nominating and governance committee (the “compensation committee”) believes that it is in the best interests of our shareholders to amend the 2019 Incentive Plan to increase the number of authorized shares for issuance and to add a minimum vesting period for stock-settled awards under the 2019 Incentive Plan. The compensation committee adopted a proposed amendment to the 2019 Incentive Plan on March 23, 2020, subject to stockholder approval, which includes the following material changes to the 2019 Incentive Plan (the “First Amendment”):

•	Increase the number of shares of common stock available under the 2019 Incentive Plan from 3,000,000 shares to 5,300,000 shares; and

•	Add a minimum vesting schedule of one year for all stock-settled awards granted under the 2019 Incentive Plan.

Under the 2019 Incentive Plan, an aggregate of 3,000,000 shares were authorized and reserved for issuance for awards. As of December 31, 2019, a total of 1,380,647 shares were available for new grants under the 2019 Incentive Plan. As of December 31, 2019, a total of 2,359,499 shares of our common stock remained in the 2010 Incentive Plan, none of which will be available for new grants.

The compensation committee believes that the share increase under the proposed First Amendment is necessary in order to continue providing incentives to Company employees, including executive officers, and to ensure that the Company has a sufficient number of shares reserved under the 2019 Incentive Plan to make future grants of awards in light of current share price conditions. In order to attract and retain desired employees, the Company is committed to providing a significant portion of employees’ pay at risk through the use of stock-settled shares. The compensation committee believes that these objectives are aligned with the Company’s pay philosophy and stockholder interests, and provides a sense of real-share ownership for employees. In considering the proposed First Amendment, the compensation committee noted that the Company had repurchased 4.8 million shares of common stock in 2019 under its share repurchase program.

In addition, the proposed First Amendment would amend the 2019 Incentive Plan to have a one year minimum vesting schedule for all stock-settled awards granted under the 2019 Incentive Plan. The one year minimum vesting schedule would formalize the Company’s past and current vesting practice in relation to stock-settled equity awards.

If approved by stockholders, the proposed First Amendment will become effective on May 12, 2020 (the “Effective Date”). A copy of the proposed First Amendment is attached as Appendix A hereto. The following is a summary of the material features of the 2019 Incentive Plan. A copy of the 2019 Incentive Plan was filed as Appendix A to the Company’s definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on April 10, 2019 and is incorporated herein by reference.

With respect to the First Amendment to the 2019 Incentive Plan, we have been advised by the Toronto Stock Exchange (“TSX”) that we are entitled to rely on an exemption from the various requirements of the TSX Company Manual relating to security based compensation arrangements since we are an “Eligible Interlisted Issuer” as defined in Section 602.1 of the TSX Company Manual.

Annual Limits

As a part of good governance and despite the elimination of the performance based compensation exception for deductibility under Section 162(m) of the Code, the 2019 Incentive Plan provides for the following limits on the number of shares that may be granted to any one individual per award per calendar year (except as noted):

Award	Annual Limit
Restricted Stock or Restricted Stock Units	200,000 shares
Performance Stock Units or Performance Shares in year of settlement or vesting, applicable	200,000 shares
Other Equity-Based Awards	200,000 shares
Non-Employee Director Awards	$300,000

Outstanding Awards

As of December 31, 2019, 1,380,647 shares were available for new grants under our 2019 Incentive Plan. The table below presents the number of shares, including dividend equivalents, which were subject to various outstanding equity awards at December 31, 2019 under our 2019 Incentive Plan and the 2010 Incentive Plan, both of which are equity compensation plans approved by stockholders.

Plan	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in (a))
2019 Incentive Plan	—	—	1,380,647
2010 Incentive Plan	959,399	$16.08	2,359,499	*
Total	959,399	—	3,740,146

*	As of December 31, 2019, a total of 2,359,499 shares of our common stock remained in the 2010 Incentive Plan, but none of these shares are available for new grants.

Administration

The compensation committee (or such other committee designated by the board of directors to administer the 2019 Incentive Plan) has full and exclusive discretionary authority to operate, manage and administer the 2019 Incentive Plan in accordance with its terms. This authority includes, but is not limited to, determining eligibility, award recipients, all terms and conditions of awards and related award agreements, achievement of any performance goals, and waiver of any terms or acceleration of vesting.

The compensation committee’s decisions and actions concerning the 2019 Incentive Plan will be final and conclusive. Within the limitations of the 2019 Incentive Plan and applicable law, the compensation committee may delegate its responsibilities. Any action or determination specifically affecting or relating to an award granted to a non-employee director shall be taken, or approved or ratified, by the board of directors or the compensation committee.

Eligibility

Employees of the Company, its subsidiaries and affiliates as well as non-employee directors of the Company are eligible to receive awards under the 2019 Incentive Plan. At present, it is not possible to specify the benefits that would be received under the proposed First Amendment by employees and non-employee directors if the proposed First Amendment is approved by the stockholders.

Restricted Stock and Restricted Stock Units

Restricted stock awards are shares of our common stock that are awarded to a participant subject to the satisfaction of the terms and conditions established by the compensation committee. Until the applicable restrictions lapse, shares of restricted stock are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the participant who holds those shares. Restricted stock units are denominated in units of shares of our common stock, except that no shares are actually issued to the participant on the grant date. When a restricted stock unit award vests, the participant is entitled to receive shares of our common stock, a cash payment based on the value of shares of our common stock or a combination of shares and cash, as set out in the Award Agreement. Vesting of restricted stock awards and restricted stock units may be based on continued employment or service or other conditions established by the compensation committee. Under the proposed First Amendment, stock-settled restricted stock units would be subject to a minimum vesting period of one year. The number of shares of restricted stock and/or restricted stock units granted to a participant will be determined by the compensation committee subject to the annual limits described above under the caption “Share Reserve and Annual Limits”. The terms and conditions, including vesting conditions, will be established by the compensation committee when the award is made.

Performance Stock Units and Performance Shares

Performance stock units and performance shares granted to a participant are amounts credited to a bookkeeping account established for the participant. A performance stock unit has an initial value that is established by the compensation committee at the time of its grant. A performance share has an initial value equal to the fair market value of a share of our common stock on the date of grant. Whether a performance stock unit or performance share award actually will result in a payment to a participant will depend upon the extent to which performance goals or other conditions established by the compensation committee are satisfied over a performance period of at least 12 months. After a performance stock unit or performance share award has vested, the participant will be entitled to receive a payout of cash, shares of our common stock or a combination thereof, as determined by the compensation committee. Under the proposed First Amendment, performance stock units would be subject to a minimum vesting period of one year. The number of performance stock units and performance shares granted to a participant will be determined by the compensation committee subject to the annual limits described above under the caption “Share Reserve and Annual Limits”. The terms and conditions, including vesting conditions, will be established by the compensation committee when the award is made.

Other Equity-Based

The compensation committee may grant to participants other equity-based awards under the 2019 Incentive Plan, which are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, excluding stock options and stock appreciation rights. The form of any other equity-based awards will be determined by the compensation committee, and may include a grant or sale of unrestricted shares of our common stock. Other equity-based awards may be paid in shares of our common stock or cash, according to the award agreement. The number of shares of our common stock related to another equity-based award will be determined by the compensation committee subject to the annual limits described above under the caption “Share Reserve and Annual Limits.” Under the proposed First Amendment, other equity-based awards would be subject to a minimum vesting period of one year. The terms and conditions, including vesting conditions, will be established by the compensation committee when the award is made.

Change in Control

Under the 2019 Incentive Plan, the board retains the discretion to determine a different treatment upon a change in control. Absent a determination, awards will not automatically vest upon a change in control.

Termination of Employment

Under the 2019 Incentive Plan, the compensation committee will determine and provide in the applicable award agreement the effect, if any, on an award of the occurrence of the award holder’s termination of employment or service from the Company. In determining whether a termination occurs and unless the Committee determines otherwise, if there is a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a participant, the participant’s employment shall terminate for purposes of any outstanding awards.

Transferability of Awards

During the lifetime of the holder of an award under the 2019 Incentive Plan, the award will be exercisable only by the holder. In general, unvested restricted stock and other awards under the 2019 Incentive Plan generally may not be sold or otherwise transferred except by will or the laws of descent and distribution.

Changes in Capital

In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution (whether in the form of cash or stock), combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, number of outstanding shares, or distribution (other than normal and special cash dividends) to shareholders of the Company, or any similar corporate event or transaction, or in the event of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, the compensation committee, in order to prevent dilution or enlargement of participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of shares that may be granted under this Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards; provided, however that the number of shares subject to any award shall always be a whole number. The compensation committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.

Amendment and Termination

The compensation committee may amend, alter, suspend or terminate the 2019 Incentive Plan; except that no amendment will be made without stockholder approval if such stockholder approval is required by law, regulation, or a stock exchange rule. The proposed First Amendment requires stockholder approval.

The compensation committee may amend outstanding awards. However, no amendment or termination of the 2019 Incentive Plan or amendment of outstanding awards may adversely affect in any material way any award previously granted without the award holder’s written consent, unless the board of directors or the compensation committee determines that the amendment is necessary or advisable to comply with laws, regulations, rules or accounting standards.

Forfeiture Events

The compensation committee shall have the authority to determine that a participant’s rights, payments and benefits with respect to any award shall be subject to reduction, cancellation, forfeiture or recoupment in the event of certain terminations of employment or detrimental activity. Certain participants may be required to reimburse us for the amount of any payment in settlement of an award if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. Awards may also be subject to recoupment or clawback as may be required by applicable law, or any applicable recoupment or “clawback” policy adopted by us, as may be amended from time to time.

Tax Withholding Obligations

The 2019 Incentive Plan authorizes us to withhold all applicable taxes from any award or payment under the 2019 Incentive Plan and to take other actions necessary or appropriate to satisfy those tax obligations.

Certain Federal Income Tax Consequences

The following is a brief summary of certain significant United States Federal income tax consequences, under the Code, as in effect on the date of this summary, applicable to us and participants in connection with awards under the 2019 Incentive Plan. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If an award constitutes nonqualified deferred compensation and fails to comply with Section 409A of the Code, the award will be subject to immediate taxation and tax penalties in the year the award vests. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes.

Restricted Stock. A participant will not recognize any taxable income upon the award of shares of restricted stock which are not transferable and are subject to a substantial risk of forfeiture. Generally, the participant will recognize taxable ordinary income at the time those shares first become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse. However, a participant may elect to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares of our common stock subject to the award on the date of the award. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable tax withholding and reporting requirements, we will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in our taxable year in which that participant recognizes that ordinary income.

Restricted Stock Units. The granting of restricted stock units does not result in taxable income to the recipient of a restricted stock unit or a tax deduction for us. The amount of cash paid or the then-current fair market value of our common stock received upon settlement of the restricted stock units is taxable to the recipient as ordinary income and deductible by us.

Performance Stock Units, Performance Shares and Other Awards. The granting of a performance stock unit, performance share, other equity-based award or dividend equivalent right generally should not result in the recognition of taxable income by the recipient or a tax deduction by us. The payment or settlement of a performance stock unit, performance share, other equity-based award or dividend equivalent right should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of our common stock received, and a corresponding tax deduction by us. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to us and the participant will be similar to the tax consequences of restricted stock awards, described above. If the award consists of unrestricted shares of our common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and we will be entitled to a corresponding tax deduction.

Section 162(m). Under Section 162(m) of the Code, we will be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our chief executive officer or any “covered employee” within the meaning of Section 162(m) (generally the three highest paid executives other than the chief executive officer and chief financial officer). With the elimination of the performance-based compensation exception, deductions for any new grants issued under the 2019 Incentive Plan will be limited by Section 162(m).

Section 280G. Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2019 Incentive Plan in connection with a “change of control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and we would be denied a tax deduction for the excess parachute payment.

New Plan Benefits

The 2019 Incentive Plan gives the compensation committee (or in the case of non-employee directors, the board of directors or the compensation committee) discretion to determine which employees of the Company, its subsidiaries or affiliates and non-employee directors of the Company will receive awards under the 2019 Incentive Plan. Because of this discretion element, it is not possible at present to specify the persons to whom awards will be granted in the future or the amounts and types of individual grants if the proposed First Amendment is approved by stockholders. See the “Grants of Plan-Based Awards” table on page 36 for a description of the incentive equity awards made to our NEOs during the year ended December 31, 2019 under the 2019 Incentive Plan.

Board Recommendation

The board of directors unanimously recommends a vote FOR the approval of the proposed First Amendment to the Resolute Forest Products 2019 Equity Incentive Plan.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors oversees our financial reporting, internal controls and audit function process on behalf of the board. The Company’s management is responsible for the financial statements and for maintaining effective internal control over financial reporting.

In carrying out its oversight responsibilities, the audit committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for the year ended December 31, 2019. The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the “PCAOB.” The audit committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence, and the audit committee has discussed with PricewaterhouseCoopers LLP the firm’s independence.

Based on the review and discussions referred to above, the audit committee recommended to the board that the audited financial statements for the year ended December 31, 2019, be included in the Company’s 2019 annual report on Form 10-K for filing with the SEC.

Suzanne Blanchet

Jennifer C. Dolan

Richard D. Falconer

Alain Rhéaume

Michael S. Rousseau (chair)

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and 10% stockholders to file reports of holdings and transactions in common stock with the SEC. Those persons are also required to furnish the Company with copies of all section 16(a) reports they file, which we post on our website at resolutefp.mediaroom.com/sec-filings.

As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing section 16 reports on their behalf. Based on a review of the copies of such reports and on written representations from the Company’s directors and executive officers, the Company believes that all section 16(a) filing requirements applicable to the Company’s directors, executive officers and stockholders were complied with during the most recent fiscal year, except that the Form 4 filings for Yves Laflamme, Remi Lalonde, Richard Tremblay, Jacques Vachon, John Lafave and Daniel Ouellet that should have been filed no later than February 1, 2019 indicating the vesting of previously awarded PSU following the determination by the board on January 30, 2019 of the performance criteria, were inadvertently filed late on March 30, 2019, at the time of their settlement in common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served as members of the human resources and compensation/nominating and governance committee during 2019 was an officer or employee of the Company during 2019 or at any time in the past nor had reportable transactions with the Company. During 2019, none of the Company’s executive officers served on the board of directors or compensation committee of any other entity that had an executive officer serving as a member of the Company’s board of directors or compensation/nominating and governance committee.

OTHER BUSINESS

There is no other matter that the board currently intends to present, or has reason to believe others will present, at the annual meeting. If other matters come before the meeting, the persons named in the accompanying form of proxy will vote on them in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S PROXY

To be considered for inclusion in next year’s proxy statement, stockholder proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at our principal executive offices no later than the close of business on December 3, 2020. Proposals should be addressed to the corporate secretary, Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montreal, Quebec, H3C 2M1, Canada.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Our by-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8 but instead is sought to be presented directly at the 2021 annual meeting be made by way of a “notice of business,” as further described in the by-laws. To be timely, the notice of business must be delivered personally or mailed to, and received at, our principal executive offices, addressed to the corporate secretary, by no earlier than 90 days and no later than 60 days before the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, a notice of business must be received no earlier than February 11, 2021 and no later than March 13, 2021. The notice of business should be addressed to the corporate secretary, Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montreal, Quebec, H3C 2M1, Canada.

ADDITIONAL INFORMATION

We will furnish, without charge to a stockholder, a copy of the annual report on Form 10-K (including the financial statements and financial schedules incorporated by reference therein but not including the exhibits, which are available upon payment of a reasonable fee) for the year ended December 31, 2019, filed with the SEC. A copy of the report can be obtained upon written request to the Company at Corporate Secretary, Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montreal, Quebec, H3C 2M1, Canada. The annual report on Form 10-K and all of the Company’s filings with the SEC can be accessed through our website at resolutefp.mediaroom.com/sec-filings.

Appendix A — First Amendment to the Resolute Forest Products 2019 Equity Incentive Plan

APPENDIX A

FIRST AMENDMENT TO THE

RESOLUTE FOREST PRODUCTS 2019 EQUITY INCENTIVE PLAN

The Resolute Forest Products 2019 Equity Incentive Plan (the “Plan”), as established by Resolute Forest Products Inc. (the “Company”), is hereby amended as follows, pursuant to a resolution adopted by the Human Resources and Compensation/Nominating and Governance Committee of the Board of Directors of the Company on March 23, 2020 and the authority retained in Section 14 of the Plan.

1.	Section 3.2(d) of the Plan is hereby restated in its entirety to read as follows:

“(d) determine the terms and conditions of Awards, provided that any Award (other than a cash settled only Award) granted under the Plan shall have a minimum vesting period of one year following the Grant Date of any such Award;”

2.	Section 4.1(a) of the Plan is hereby restated in its entirety to read as follows:

“(a) The Shares with respect to which Awards may be made under the Plan shall be Shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions or a combination of the foregoing. Subject to adjustment in accordance with Section 4.3, no more than 5,300,000 Shares shall be available for the grant of Awards under the Plan (the “Total Share Reserve”).”

3.

This amendment is effective upon approval by the Company’s shareholders on May 12, 2020, and shall apply to all Awards made on or after such date. Except as otherwise provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by a duly authorized officer this 23rd day of March, 2020.

RESOLUTE FOREST PRODUCTS INC.

By:	(s) Yves Laflamme
Yves Laflamme
President and Chief Executive Officer

RESOLUTE FOREST PRODUCTS INC. May 12, 2020 PROXY VOTING INSTRUCTIONS Access “ “ and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. AT THE MEETING - You may vote your shares by attending the Annual Meeting online and following the instructions posted at https://web.lumiagm.com/172118479 E-CONSENT - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/RFP_EN Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 00003333333333001000 4 051220 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED AND “FOR” PROPOSALS 2 – 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x The annual meeting is being held online due to the emerging public health impact of the coronavirus outbreak (COVID-19). Stockholders of record as of March 16, 2020 will be able to attend and participate in the annual meeting online by accessing https://web.lumiagm.com/172118479. Please monitor our annual meeting website at www.resolutefp.com/Investors for any further updates regarding our online annual meeting. To Join the annual meeting, you will need to have your 11-digit control number, which is included on this Notice of Internet Availability and proxy card. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: NOMINEES: FOR AGAINST ABSTAIN Randall C. Benson Suzanne Blanchet Jennifer C. Dolan Yves Laflamme Bradley P. Martin Alain Rhéaume Michael S. Rousseau 2. Ratification of PricewaterhouseCoopers LLP appointment. 3. Advisory vote to approve executive compensation (“say-on-pay”). 4. Vote to approve the First Amendment to the Resolute Forest Products 2019 Equity Incentive Plan. MARKK”X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 RESOLUTE FOREST PRODUCTS INC. Proxy for Annual Meeting of Shareholders on May 12, 2020 Solicited on Behalf of the Board of Directors Yves Laflamme, Remi Lalonde and Jacques P. Vachon (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Resolute Forest Products Inc. to be held online through a virtual web conference at https://web.lumiagm.com/172118479 on May 12, 2020 at 9:00 a.m. (Eastern Time) or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder on the reverse side of this proxy card. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be signed on the reverse side) 1.1 14475